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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Simon Property Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2008

Dear Fellow Stockholder:

        It is my pleasure to invite you to the 2008 Annual Meeting of Stockholders of Simon Property Group, Inc. This year's meeting will be held on Thursday, May 8, 2008 at 10:00 a.m. (EDT), at The Westin Indianapolis, 50 South Capitol Avenue, Indianapolis, Indiana. At the meeting, stockholders will vote on the business items listed in the notice of the meeting, which follows on the next page.

        We are exercising the option available this year to implement the new Securities and Exchange Commission rule that allows us to furnish proxy materials to stockholders over the Internet. We believe that this new e-proxy process will expedite stockholders' receipt of proxy materials, lower our costs and reduce the environmental impact of our annual meeting. On March 26, 2008, we mailed to a majority of our stockholders a Notice containing instructions on how to access our Proxy Statement and 2007 Annual Report to Stockholders and vote online. All other stockholders will receive these materials by mail. The proxy statement contains instructions on how you can (i) receive a paper copy of the proxy statement and annual report, if you only received a Notice by mail, or (ii) elect to receive your proxy statement and annual report over the Internet, if you received them by mail this year.

        Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained in the proxy statement and on the proxy card.

        I look forward to seeing you at the annual meeting.

Sincerely,

David Simon Chairman of the Board and Chief Executive Officer

Simon Property Group, Inc.
225 West Washington Street
Indianapolis, Indiana 46204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m.(EDT) on Thursday, May 8, 2008
PLACE	The Westin Indianapolis 50 South Capitol Avenue Indianapolis, Indiana 46204
ITEMS OF BUSINESS	(1) To elect a total of eleven (11) directors (seven (7) to be elected by the holders of all classes of voting securities and four (4) to be elected by the holders of Class B common stock) each to serve until the next annual meeting of stockholders.
(2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008.
(3) To approve amending the Simon Property Group, L.P. 1998 Stock Incentive Plan.
(4) To consider a stockholder proposal.
(5) To transact such other business as may properly come before the meeting.
RECORD DATE	You can vote if you are a stockholder of record on March 7, 2008.
ANNUAL REPORT	Our 2007 annual report to stockholders accompanies but is not part of these proxy materials.
PROXY VOTING	We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of these ways:
(1) USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card or the Notice of Internet Availability of Proxy Materials (this is a free call in the U.S.);
(2) VISIT THE WEB SITE noted on your proxy card or the Notice of Internet Availability of Proxy Materials to vote via the Internet; OR
(3) If you received a printed copy of the proxy card by mail, MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the envelope provided, which requires no additional postage if mailed in the United States.
Any proxy may be revoked at any time prior to its exercise at the meeting.
ADMISSION TO THE MEETING	An admission ticket (or other proof of ownership) and a form of photo identification will be required for admission to the meeting. For further information on admission, please refer to the question entitled "What do I need to do to attend the meeting in person?" on page 2 of the proxy statement which follows this notice.
By order of the Board of Directors.
March 26, 2008	James M. Barkley Secretary

Simon Property Group, Inc.
225 West Washington Street
Indianapolis, Indiana 46204

PROXY STATEMENT

        This proxy statement and accompanying proxy are being provided to stockholders on or about March 26, 2008 in connection with the solicitation by the Board of Directors of Simon Property Group, Inc. ("Simon," "we," "us," "our" or the "company") of proxies to be voted at the 2008 annual meeting on May 8, 2008.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials?

        Certain of our stockholders will receive a Notice of Internet Availability of Proxy Materials, or Notice, which was or will be sent to stockholders on or about March 26, 2008. Instead of initially mailing a printed copy of our proxy materials to each stockholder, we are making our proxy materials available to stockholders on the Internet. If you received the Notice by mail, you will not receive a printed copy of our proxy materials unless you request it in the manner described in the Notice. The Notice explains how to access and review this proxy statement and our 2007 Annual Report to Stockholders, and how you may vote by proxy.

What is a proxy?

        A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons named in the proxy card, Herbert Simon and David Simon, the authority to vote your shares in the manner you indicate on your proxy card.

Who is qualified to vote?

        You are qualified to vote on all matters presented to the stockholders at the meeting if you own shares of our common stock, par value $.0001 per share, Class B common stock, par value $.0001 per share, and Class C common stock, par value $.0001 per share, at the close of business on March 7, 2008.

        All of the Class B common shares are held by a voting trust as to which Melvin Simon, Herbert Simon and David Simon are the voting trustees. All of the Class C common shares are owned by NID Corporation (formerly known as The Edward J. DeBartolo Corporation). The Board is not soliciting proxies in respect of the Class B common shares or the Class C common shares.

How many shares may vote at the meeting?

        On March 7, 2008, there were outstanding 224,191,418 shares of common stock, 8,000 shares of Class B common stock, and 4,000 shares of Class C common stock. As a result, a total of 224,203,418 shares are entitled to vote (which we refer to in this proxy statement as the "voting shares") on all matters presented to stockholders at the meeting.

How many shares must be present to hold the meeting?

        The presence at the meeting in person or by proxy of holders of shares representing a majority of all the votes entitled to be cast at the meeting, or 112,101,710 voting shares, will constitute a quorum for the transaction of business.

What is the difference between a "stockholder of record" and a "street name" holder?

        These terms describe how your shares are held. If your shares are registered directly in your name with BNY Mellon Shareowner Services, our transfer agent, you are a "stockholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

How do I vote my shares?

        If you are a "stockholder of record," you have several choices. You can vote your shares by proxy:

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  By mailing your proxy card;

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  Over the telephone; or

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  Via the Internet.

        Please refer to the specific instructions set forth on the Notice or printed proxy materials. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

        If you hold your shares in "street name," your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the meeting?

        If you are a "stockholder of record," you may vote your shares in person at the meeting. If you hold your shares in "street name," you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the meeting.

What do I need to do to attend the meeting in person?

        An admission ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver's license or passport) will be required for admission to the meeting. Only stockholders who own Simon Property Group common stock as of the close of business on March 7, 2008, are entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

  •
  If your shares are registered in your name and you received your proxy materials by mail, an admission ticket is attached to your proxy card.

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  If your shares are registered in your name and you received the Notice by mail, the Notice is your admission ticket.

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  If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on March 7, 2008.

What are the Board's recommendations on how I should vote my shares?

        The Board recommends that you vote your shares as follows:

        Item 1:    FOR the election of the nominees for election as directors with terms expiring at the 2009 annual meeting of stockholders.

        Item 2:    FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2008.

        Item 3:    FOR the amendment of the Simon Property Group, L.P. 1998 Stock Incentive Plan.

        Item 4:    AGAINST the stockholder proposal.

What are my choices when voting?

        Item 1—You may cast your vote in favor of electing the nominees as directors or withhold your vote on one or more nominees.

        Items 2 through 4—You may cast your vote in favor of or against each proposal, or you may elect to abstain from voting your shares.

How would my shares be voted if I do not specify how they should be voted?

        If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:

        Item 1:    FOR the election of the nominees for directors with terms expiring at the 2009 annual meeting of stockholders.

        Item 2:    FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2008.

        Item 3:    FOR the amendment of the Simon Property Group, L.P. 1998 Stock Incentive Plan.

        Item 4:    AGAINST the stockholder proposal.

How are votes withheld, abstentions and broker non-votes treated?

        Votes withheld and abstentions are deemed as "present" at the meeting, are counted for quorum purposes and, other than for Item 1, will have the same effect as a vote against the matter.

        A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote their shares. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be "present" with respect to any matter for which a broker does not have discretionary authority to vote and, therefore, will not be counted.

What vote is required to approve each proposal?

        Item 1 requires a plurality of the votes cast to elect a director; however, under our Governance Principles, a nominee who receives more "withhold" votes than "for" votes will be required to tender his or her resignation to the Governance Committee. For more information on this subject, see "Corporate Governance Matters—Majority Vote Standard for Election of Directors" beginning on page 6 of this proxy statement.

        Items 2 to 4 require the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the meeting. In addition, under New York Stock Exchange rules, the number of votes cast on Item 3 must represent more than 50% of all the shares entitled to vote on such proposal.

        All shares entitled to vote at the meeting are entitled to one vote per share. The voting trustees for the Class B common shares have informed us that they intend to vote the Class B common shares in favor of the seven nominees for director to be elected by holders of voting shares named below and the four nominees for Class B director named below.

Why did I receive more than one Notice or proxy card?

        You will receive multiple Notices or cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or are in multiple accounts. If your shares are held by a broker (i.e., in "street name"), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive.

Can I change my vote after I have mailed in my proxy card?

        You may revoke your proxy by doing one of the following:

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  By sending a written notice of revocation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204 that is received prior to the meeting, stating that you revoke your proxy;

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  By signing a later-dated proxy card and submitting it so that it is received prior to the meeting in accordance with the instructions included in the proxy card(s); or

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  By attending the meeting and voting your shares in person.

What happens if additional matters are presented at the annual meeting?

        We know of no other matters other than the items of business described in this proxy statement that can be considered at the meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

Who will count the votes?

        Broadridge Financial Solutions, Inc. will count the votes and serve as our inspector of election. The inspector will be present at the meeting.

Will the meeting be accessible to disabled persons?

        The Westin Indianapolis is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Sign interpretation will also be offered upon request. Please call us at least five days in advance at 317-685-7330 if you require either of these services or other special accommodations.

How can I review the list of stockholders entitled to vote at the meeting?

        A list of stockholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our offices at 225 West Washington Street, Indianapolis, Indiana 46204. If you would like to view the stockholder list, please contact our Secretary to schedule an appointment.

Who pays the cost of this proxy solicitation?

        We will pay the cost of preparing, assembling, and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners, and will reimburse them for their reasonable expenses in doing so. In addition, we have hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. We will pay MacKenzie Partners a fee of $10,000 for its services.

Is this proxy statement the only way that proxies are being solicited?

        In addition to mailing these proxy materials, certain employees or other representatives of the company may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of voting securities of the company as of March 7, 2008. Unless otherwise indicated in the footnotes, shares are owned directly, and the indicated person has sole voting and investment power.

	Shares(1)
Name and Address of Beneficial Owner	Number of Shares		%(2)
Melvin Simon & Associates, Inc., et al.(3) 225 West Washington Street Indianapolis, IN 46204	34,954,037	(4)	13.7%
Edward J. DeBartolo, Jr., et al.(5) 15436 North Florida Avenue, Suite 200 Tampa, FL 33613	15,163,838	(6)	6.3%
Barclays Global Investors, NA, et. al.(7) 45 Fremont Street San Francisco, CA 94105	11,728,883		5.2%
The Vanguard Group, Inc.(8) 100 Vanguard Boulevard Malvern, PA 19355	14,353,487		6.4%

(1)
Shares include shares of common stock, Class B common stock and Class C common stock. Upon the occurrence of certain events, Class B common stock and Class C common stock convert automatically into common stock (on a share-for-share basis). The amounts in the table also include common shares that may be issued upon the exercise of stock options as well as the exchange of units of limited partnership interest of our majority-owned subsidiary, Simon Property Group, L.P., or the Operating Partnership. Common units of the Operating Partnership are exchangeable either for shares of common stock (on a one-to-one basis) or for cash.

(2)
Assumes the exercise of stock options and exchange of units by the subject holder only.

(3)
This group consists of Melvin Simon & Associates, Inc. ("MSA"), wholly owned subsidiaries of MSA, Melvin Simon, Herbert Simon, David Simon and MH Holdings, Inc. Melvin Simon, Herbert Simon and David Simon are our directors and executive officers. MSA is owned 69.06% by Melvin Simon and 30.94% by Herbert Simon. MH Holdings, Inc. is owned 50% by Melvin Simon and 50% by Herbert Simon. 3,192,000 shares of common stock and 8,000 shares of Class B common stock owned by one or more members of the group are held by voting trusts as to which Melvin Simon, Herbert Simon and David Simon are the voting trustees.

(4)
Includes 4,504,158 shares of common stock currently outstanding; 30,091,879 shares of common stock issuable upon exchange of units; 350,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days; and 8,000 shares of Class B common stock. Does not include 4,472,576 shares of common stock issuable upon exchange of units held by members of the Simon Family other than Melvin Simon, Herbert Simon and David Simon or units held by trusts for the benefit of members of the Simon family over which MSA, Melvin Simon, Herbert Simon and David Simon do not have voting or dispositive power.

(5)
The beneficial owners of the securities are Edward J. DeBartolo, Jr., NID Corporation, directly or indirectly, members of the DeBartolo family, and trusts established for the benefit of members of the DeBartolo family or entities in which the foregoing persons hold interests.

(6)
Includes 15,159,838 shares of common stock issuable upon exchange of units and 4,000 outstanding shares of Class C common stock. Does not include 1,797 shares of common stock or 30,000 shares of common stock issuable upon exchange of units held by M. Denise DeBartolo York over which Edward J. DeBartolo, Jr. and NID Corporation do not have voting or dispositive power.

(7)
Based solely on information provided by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, and Barclays Global Investors Canada Limited in a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2008. The shares reported are held in trust accounts of an investment trust for the economic benefit of the beneficiaries of those accounts. The Barclays entities collectively have the sole power to vote 10,071,842 shares of common stock and to dispose of 11,728,883 shares.

(8)
Based solely on information provided by The Vanguard Group, Inc. in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2008. The Vanguard Group, Inc. has the sole power to vote 231,045 shares of common stock and dispose of 14,353,487 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 36,660 shares of common stock and directs the voting of those shares.

CORPORATE GOVERNANCE MATTERS

Policies on Corporate Governance

        Our Board believes that good corporate governance is important to ensure that the company is managed for the long-term benefit of its stockholders. During the past year, the Board reviewed our Governance Principles, the written charters for each of the five standing committees of the Board and our Code of Business Conduct and Ethics and amended them as appropriate to reflect new policies or practices. The current version of each of these documents is available on our internet website, www.simon.com, in the About Simon/Investor Relations/Corporate Governance section, and will be provided in print without charge upon written request to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204.

        We will also either disclose on Form 8-K or post on our internet website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers.

Director Independence

        As permitted by the rules of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of "independent" contained in the New York Stock Exchange listing rules. These standards are set forth in Appendix A to this proxy statement and are also included in our Governance Principles, which are available on our internet website, www.simon.com, as described above. The Board has affirmatively determined that each of the seven nominees for director to be elected by the holders of voting shares, and Fredrick W. Petri and M. Denise DeBartolo York, current directors appointed by the holder of Class C common shares, meets these categorical standards and is independent.

        In making its determination with respect to Ms. DeBartolo York, the Board considered her relationship with other members of the DeBartolo family and related persons who control NID Corporation and who, in the aggregate, hold all shares of our Class C common stock and are principal stockholders. The Board concluded that these relationships would not interfere with the ability of Ms. DeBartolo York to be independent from management and to act in our best interests and the interests of our stockholders.

        Melvin Simon, Herbert Simon, David Simon and Mr. Sokolov are our employees and, accordingly, are not independent.

Majority Vote Standard for Election for Directors

        Our Governance Principles require that any director who, in an uncontested election, receives a greater number of "withhold" votes than "for" votes promptly tender his or her resignation to the Chairman of the Governance Committee. The Governance Committee will promptly consider the resignation and will recommend to the Board whether to accept or reject it. Both the Governance Committee and the Board will consider all factors they deem relevant in the exercise of their fiduciary duties, including, without limitation:

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  the director's qualifications, length of service, and contributions to the company;

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  the stated reasons why the stockholders withheld their votes for the director; and

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  our Governance Principles.

        The Board will act on the recommendation within 90 days after the vote is certified, unless the action to be taken would cause us to fail to meet any applicable requirement of the Securities and Exchange Commission or the New York Stock Exchange. The affected director cannot participate in any part of the process. We will disclose the Board's decision on a Form 8-K furnished to the Securities and Exchange Commission promptly after the decision, including a full explanation of the process by which the decision was reached and, if applicable, the reasons why the Board rejected the director's resignation.

        In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Nominations for Directors

        The Nominating Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a director candidate for consideration by the Nominating Committee should send such recommendation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204, who will forward it to the Nominating Committee. Any such recommendation should include a description of the candidate's qualifications for Board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Nominating Committee as a nominee, must comply with the advance notice requirements set forth in our By-Laws.

        Our Governance Principles provide that all candidates for election as members of the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. Our Governance Principles further provide that our directors should not serve on more than four boards of public companies, including our Board, unless the Board or Governance Committee determines that serving on more than four boards does not impair the ability of the director to serve as an effective member of our Board. In recommending candidates to the Board for election as directors, the Nominating Committee will consider the foregoing minimum qualifications as well as each candidate's credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as areas that are relevant to our business activities.

Communications with the Board

        The Board has implemented a process by which our stockholders and other interested parties may communicate with one or more members of our Board, its committees or the independent directors as a group in a writing addressed to Simon Property Group, Inc., Board of Directors, c/o Secretary, 225 West Washington Street, Indianapolis, Indiana 46204. The Board has instructed our Secretary to promptly forward all such communications to the specified addressees thereof.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that during the year ended December 31, 2007 all applicable Section 16(a) filing requirements were met.

TRANSACTIONS WITH RELATED PERSONS

Policy

        On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has an interest. Pursuant to our Code of Business Conduct and Ethics, which is available in the About Simon/Investor Relations/Corporate Governance section of our internet website at www.simon.com, the Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% stockholder of the company, or any of their immediate family members, has a direct or indirect material interest. Pursuant to the Audit Committee Charter, which is available in the About Simon/Investor Relations/Corporate Governance section of our internet website at www.simon.com, the Audit Committee may not approve a related person transaction unless (1) it is in or not inconsistent with our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party.

        Our general counsel is charged with reviewing any conflict of interest involving any other employee.

Transactions with the Simons

        In 1993, we entered into noncompetition agreements with Melvin Simon, Herbert Simon and David Simon, collectively, the Simons, all of whom are our executive officers. Pursuant to such agreements and except as set forth below, Melvin Simon and Herbert Simon are prohibited from engaging in the shopping center business in North America other than through the company or as passive investors until the date that they are no longer our directors or officers, and David Simon is prohibited from engaging in the shopping center business in North America other than through the company and, with certain exceptions, for two years thereafter if he resigns or is terminated for cause. These restrictions will not prohibit Melvin Simon, Herbert Simon or David Simon from owning an interest in the four shopping centers owned by the Simons that were not contributed to the Operating Partnership at the time of our predecessor's initial public offering in 1993. It is anticipated that such commitments will not, in the aggregate, involve a material amount of time, but no assurance can be given in this regard. In addition, Melvin Simon and Herbert Simon may pursue other investment activities in which they are currently engaged.

        We manage the four shopping centers referred to above pursuant to management agreements, some of which were not negotiated on an arms-length basis. These agreements were reviewed and approved by the Audit Committee and management believes that their terms are fair to us.

        We reimburse companies owned by MSA and David Simon, respectively, for our business use of the aircraft owned and operated by such entities. In addition, we provide MSA with office space and other support services in exchange for MSA's payment to us for the cost of those services. In 2007, MSA paid us $1,250,000 as MSA's share of the cost of services provided by us before a credit of $654,150 for the cost of our use of aircraft owned by MSA's subsidiaries during the same period. David Simon's company was reimbursed $354,305 for company business use of that aircraft in 2007. Our reimbursement for aircraft use is based upon a below market hourly cost of operating each of the aircraft in question and the verified number of hours of our use, plus reimbursement for certain out-of-pocket expenses. These payments and reimbursements were reviewed and approved by the Audit Committee.

        Our Charter requires that at least a majority of our directors be neither our employees nor members or affiliates of members of the Simon family (including Melvin Simon, Herbert Simon, David Simon, members of the immediate family of any of the foregoing, other lineal descendants of any of the foregoing, estates of any of the foregoing, trusts established for the benefit of any of the foregoing or entities controlled by any of the foregoing) or the DeBartolo family (including Edward J. DeBartolo, Jr., Marie Denise DeBartolo York, members of the immediate family of any of the foregoing, estates of any of the foregoing, trusts established for the benefit of any of the foregoing or entities controlled by any of the foregoing). Our Charter further requires that transactions involving us in our capacity as general partner of the Operating Partnership, in which any member or affiliate of any member of the Simon family or the DeBartolo family has an interest must, in addition to any other vote that may be required, be approved in advance by a majority of such "independent directors".

Other Transactions

        Some of the limited partners of the Operating Partnership guarantee a portion of the mortgage debt obligations on certain properties through foreclosure guarantees. In each case, the loans (which are without recourse against us and our affiliates) were made by unrelated third party institutional lenders and the guarantees are for the benefit of each lender. In the event of foreclosure of the mortgaged property, the proceeds from the sale of the property are first applied against the amount of the guarantee and also reduce the amount payable under the guarantee. To the extent the sale proceeds from the disposal of the property do not cover the amount of the guarantee, then the limited partner is liable to pay the difference between the sale proceeds and the amount of the guarantee so that the entire amount guaranteed to the lender is satisfied. In addition, some of the limited partners have executed capital contribution obligation agreements which guarantee a portion of our third-party unsecured non-recourse debt obligations. In the event these loans are called, the proceeds realized from the lenders' exercise of their remedies would be applied against and reduce the amount of the contribution obligation. To the extent the proceeds from the exercise of lenders' remedies are less than the amount of the contribution obligation, the limited partner would be obligated to make a capital contribution in an amount equal to the short fall in the proceeds. As of December 31, 2007, the following directors, executive officers and beneficial owners of more than 5% of any class of our voting securities guaranteed the indicated amounts: Edward J. DeBartolo, Jr., NID Corporation, directly or indirectly, members of the DeBartolo family, trusts established for the benefit of members of the DeBartolo family or entities in which the foregoing persons hold interests—$123,539,163; M. Denise DeBartolo York—$15,000,000; and MSA, wholly owned subsidiaries of MSA, Melvin Simon, Herbert Simon, David Simon and members of the Simon family—$109,970,000.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings and Attendance

        Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our Chief Executive Officer, other officers and our Lead Independent Director, by reviewing materials provided to them, by visiting our offices and properties, and by participating in meetings of the Board and its committees. Directors are also expected to use reasonable efforts to attend the annual meeting of stockholders. All directors, except for Ms. DeBartolo York, attended the 2007 annual meeting. During 2007, the Board of Directors met six times and had five standing committees. Those committees consisted of an Audit Committee, a Compensation Committee, a Governance Committee, a Nominating Committee and an Executive Committee. During 2007, all directors, except for Ms. DeBartolo York who participated in 57%, participated in 75% or more of the aggregate number of meetings of the Board and the committees on which they served.

Executive Sessions of Independent Directors

        The independent directors meet in executive session without management present following each regularly scheduled Board meeting. In addition, the Board has designated J. Albert Smith, Jr. as Lead Independent Director. In such capacity, Mr. Smith presides over the executive sessions and serves as a liaison between the independent directors and the senior management team.

Committee Membership

        The table below provides membership and meeting information for each of the committees of the Board.

Name	Audit		Compensation		Governance		Nominating		Executive
Birch Bayh					X		X	*
Melvyn E. Bergstein	X		X	*			X
Linda Walker Bynoe			X		X
Karen N. Horn, Ph.D.			X		X	*
Reuben S. Leibowitz	X		X
Fredrick W. Petri	X		X
David Simon									X	*
Herbert Simon									X
Melvin Simon									X
J. Albert Smith, Jr.**	X	*			X		X
Richard S. Sokolov									X
Pieter S. van den Berg					X
M. Denise DeBartolo York							X
2007 Meetings	10		10		4		1		0

* Chair
** Lead Independent Director.

The Audit Committee

        The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements. The Audit Committee has sole authority to appoint, subject to stockholder ratification, or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee has authority to retain legal, accounting or other advisors. The Audit Committee reviews and discusses with management and our independent registered public accounting firm our annual audited financial statements, our quarterly earnings releases and financial statements, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and any major issues regarding the adequacy of our internal controls. It also issues the report on its activities which appears on pages 21, 22 and 23 of this proxy statement. The charter of the Audit Committee requires that each member meet the independence and experience requirements of the New York Stock Exchange, the Exchange Act and the rules and regulations of the Securities and Exchange Commission.

        The Board of Directors has determined that all current members of the Audit Committee qualify as an "audit committee financial expert" as defined by rules of the Securities and Exchange Commission.

The Compensation Committee

        The Compensation Committee (1) sets remuneration levels for our executive officers, (2) reviews significant employee benefit programs, (3) establishes and administers our executive compensation programs and our stock incentive plan, (4) discusses with management the Compensation Discussion and Analysis ("CD&A") and, if appropriate, recommends its inclusion in our annual report on Form 10-K and proxy statement and (5) issues the report on its activities which appears on page 33 of this proxy statement. The CD&A begins on page 34 of this proxy statement.

        The Compensation Committee has authority to retain the advice and assistance of compensation consultants and legal, accounting or other advisors. The Compensation Committee has retained Frederic W. Cook & Co., Inc., or Cook, as its independent compensation consultant to assist in the design of our executive compensation programs and to provide the Compensation Committee with executive compensation data from other companies of comparable size. In addition, the Compensation Committee reviews and takes into consideration the recommendations of management when making determinations on the compensation of all executive officers other than our Chief Executive Officer. As discussed in the CD&A under "Role of Management in Compensation Decisions", these recommendations are initially developed by our human resources department and are then reviewed by our Chief Executive Officer, who may make adjustments based upon his subjective assessment of the executive's performance.

        Our Charter requires that the Compensation Committee have at least one member be elected by holders of the Class B common shares and at least one member be elected by holders of the Class C common shares. The charter of the Compensation Committee requires that each member meet the independence requirements of the New York Stock Exchange. The holders of Class B common shares have waived their right to elect a member of the Compensation Committee.

        No member of the Compensation Committee during 2007 was an officer, employee or former officer of us or any of our subsidiaries or had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission regulations.

The Governance Committee

        The Governance Committee addresses a broad range of issues surrounding the composition and operation of the Board, develops and recommends to the Board the Governance Principles applicable to the company and the Board, leads the Board in its annual evaluation of the Board's performance, oversees the assessment of the independence of each director and makes recommendations regarding compensation for non-employee directors. The Governance Committee has the authority to retain legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors. The charter of the Governance Committee requires that each member meet the independence requirements of the New York Stock Exchange.

The Nominating Committee

        The Nominating Committee nominates persons to serve as directors and, in consultation with the Governance Committee and in accordance with our Governance Principles, proscribes appropriate qualifications for Board members. Members of the Nominating Committee are responsible for screening director candidates, but may solicit advice from our Chief Executive Officer and other members of the Board. Our Charter requires that the Nominating Committee have five members, with two members appointed by the Class B common shares and one member appointed by the Class C common shares. The members of the Nominating Committee who are appointed by the holders of the Class B common and Class C common shares have the sole right to nominate the directors to be elected by such holders. Each member of the Nominating Committee meets the independence requirements of the New York Stock Exchange.

The Executive Committee

        The Executive Committee can exercise all of the authority of the full Board of Directors except for those matters which Delaware law or our organizational documents require the full Board of Directors to act. The Executive Committee can approve any acquisition, disposition or investment in real estate in which our proportionate share of the transaction is less than $100 million. If our share is greater than $100 million, but less than $250 million, the Executive Committee can only approve the transaction with the consent of the Lead Director. In addition, the Executive Committee can approve any financing or refinancing transaction in which our proportionate share is less than $500 million. Actions taken by the Executive Committee are reported to the full Board of Directors at its next meeting.

ITEM 1—ELECTION OF DIRECTORS

        The holders of voting shares will elect seven directors, and the holders of Class B common shares will elect four directors. The holders of Class C common shares have the right to elect two directors; however, they have not nominated or indicated their intention to vote for the two Class C director positions. As a result, we expect the current Class C directors will continue to hold such offices. Each director will serve until the 2009 annual meeting of stockholders and until his or her successor has been elected.

        Pursuant to our Governance Principles, any director who receives a greater number of "withhold" votes than "for" votes is required to promptly tender his or her resignation. See "Corporate Governance Matters—Majority Vote Standard for Election of Directors" above for more details of this Governance Principle.

        The shares of Class B common stock are held by a voting trust that is obligated to elect Melvin Simon, Herbert Simon and David Simon as directors.

        Our employment agreement with Mr. Sokolov contemplates that he will be elected to the Board of Directors and holders of Class B common shares have agreed to elect Mr. Sokolov to the Board.

        The persons named in your proxy intend to vote the proxy for the election of each of the nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees.

        The Board of Directors unanimously recommends that stockholders vote FOR the election of the nominees named below.

        We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board of Directors chooses to reduce the number of directors serving on the Board.

        The names, principal occupations and certain other information about the nominees for director are set forth on the following pages.

Security Ownership of Directors and Officers

        As of March 7, 2008, the nominees and our named executive officers:

  •
  owned beneficially the number and percentage of shares of common stock, Class B common stock and Class C common stock treated as a single class; and

  •
  owned beneficially the indicated number and percentage of units of the Operating Partnership which are exchangeable for shares of common stock on a one-for-one basis or cash, as determined by the Board.

        Unless otherwise indicated in the footnotes, shares or units are owned directly, and the indicated person has sole voting and investment power.

Name and Age as of the May 8, 2008 Meeting Date		Position, Principal Occupation, Business Experience and Directorships(1)	Number of Shares(2)(3)(4) and Units, and Percent of Shares(5) and Units(6) Beneficially Owned as of March 7, 2008

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES

Birch Bayh	80
		Partner in the Washington, D.C. law firm of Venable LLP (or its predecessor) since 2001. Mr. Bayh was a partner in the law firm of Oppenheimer Wolff & Donnelly LLP from 1998 to 2001 and served as a United States Senator from Indiana from 1963 to 1981. A director of the company or its predecessor since 1993. Member of our Governance and Nominating Committees.	Shares: 9,406 Percent of Shares: * Units: 0 Percent of Units: —

Melvyn E. Bergstein	66
		Chairman of Diamond Management & Technology Consultants, Inc. and its predecessors since 1994 and Chief Executive Officer from 1994 to 2006. Prior to co-founding Diamond, Mr. Bergstein served in several capacities throughout a 22-year career with Arthur Andersen LLP's consulting division. Our director since 2001. Member of our Audit, Compensation and Nominating Committees.	Shares: 24,047 Percent of Shares: * Units: 0 Percent of Units: —

Linda Walker Bynoe	55
		President and Chief Executive Officer of Telemat Ltd., a management consulting firm, since 1995 and prior to that Chief Operating Officer since 1989. Ms. Bynoe served as a Vice President-Capital Markets for Morgan Stanley from 1985 to 1989, joining the firm in 1978. Ms. Bynoe serves as a director of Anixter International, Inc., Northern Trust Corporation and Prudential Retail Mutual Funds. Our director since 2003. Member of our Compensation and Governance Committees.	Shares: 9,466 Percent of Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES (continued)

Karen N. Horn, Ph.D.	64
		Senior Managing Director of Brock Capital Group since 2003. Retired President, Global Private Client Services and Managing Director, Marsh, Inc., a subsidiary of MMC, having served in these positions from 1999 to 2003. Prior to joining Marsh, she was Senior Managing Director and Head of International Private Banking at Bankers Trust Company; Chairman and Chief Executive Officer, Bank One, Cleveland, N.A.; President of the Federal Reserve Bank of Cleveland; Treasurer of Bell of Pennsylvania; and Vice President of First National Bank of Boston. Ms. Horn serves as a director of Eli Lilly and Company, Fannie Mae, Northfolk Southern Corporation and T. Rowe Price Mutual Funds. She is also Vice Chairman of the U.S. Russia Investment Fund, a presidential appointment, and a member of the Executive Committee of the National Bureau of Economic Research. Our director since 2004. Member of our Compensation and Governance Committees.	Shares: 7,499 Percent of Shares: * Units: 0 Percent of Units: —

Reuben S. Leibowitz	60
		Managing Director of JEN Partners, a private equity firm, since 2005. Mr. Leibowitz was a Managing Director of Warburg Pincus from 1984 to 2005. He was a director of Chelsea Property Group, Inc. from 1993 until it was acquired by the company in 2004. Our director since 2005. Member of our Audit and Compensation Committees.	Shares: 10,386(7) Percent of Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES (continued)

J. Albert Smith, Jr.	67
		President of Chase Bank in Central Indiana and Managing Director of JPMorgan Private Bank since 2005. Mr. Smith was President of Bank One Central Indiana from 2001 to 2005; Managing Director of Bank One Corporation from 1998 to 2001; President of Bank One, Indiana, NA from 1994 to 1998; and President of Banc One Mortgage Corporation from 1974 to 1994. A director of the company or its predecessor since 1993. Lead Independent Director and member of our Audit, Governance and Nominating Committees.	Shares: 22,415 Percent of Shares: * Units: 0 Percent of Units: —

Pieter S. van den Berg	62
		Founding General/Managing Partner of VCHolland Visitatie PensioenFondsen since 2006 which renders services related to fund governance, primarily on behalf of fund trustees of Dutch based pension funds. Advisor to the Board of Managing Directors of PGGM, the pension fund of the healthcare and social work sector in the Netherlands, from 1999 to 2006. Mr. van den Berg was Director of Controlling of PGGM from 1991 to 1999. Our director since 1998. Member of our Governance Committee.	Shares: 4,197 Percent of Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF CLASS B COMMON STOCK

Melvin Simon	81
		Chairman Emeritus of the Board of the company since October 2007. Co-Chairman of the Board of the company or its predecessor from 1995 to October 2007. Chairman of the Board of the company's predecessor from its incorporation in 1993 to 1995. Co-Chairman of the Board of MSA, a company Mr. Simon founded in 1960 with his brother, Herbert Simon. Member of our Executive Committee.	Shares: 34,954,037(8) Percent of Shares: 13.7% Units: 30,091,879(9) Percent of Units: 10.7%

Herbert Simon	73
		Chairman Emeritus of the Board of the company since October 2007. Co-Chairman of the Board of the company or its predecessor from 1995 to October 2007. Mr. Simon was Chief Executive Officer and a director of the company from its incorporation in1993 to 1995. Mr. Simon serves on the Board of Governors for the National Basketball Association and as Co-Chairman of the Board of MSA. Member of our Executive Committee.	Shares: 34,954,037(8) Percent of Shares: 13.7% Units: 30,091,879(9) Percent of Units: 10.7%

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF CLASS B COMMON STOCK (continued)

David Simon	46
		Chairman of the Board of the company since October 2007. Chief Executive Officer of the company or its predecessor since 1995 and a director of the company or its predecessor since incorporation in 1993. President of the company's predecessor from 1993 to 1996. Executive Vice President of MSA from 1990 to 1993. From 1988 to 1990, Mr. Simon was Vice President of Wasserstein Perella & Company. The son of Melvin Simon and the nephew of Herbert Simon. Member of our Executive Committee.	Shares: 34,954,037(8) Percent of Shares: 13.7% Units: 30,091,879(9) Percent of Units: 10.7%

Richard S. Sokolov	58
		President and Chief Operating Officer and a director of the company or its predecessor since 1996. President and Chief Executive Officer of DeBartolo Realty Corporation from its incorporation in 1994 until it merged with our predecessor in 1996. Mr. Sokolov joined its predecessor, The Edward J. DeBartolo Corporation, in 1982 as Vice President and General Counsel and was named Senior Vice President, Development and General Counsel in 1986. Member of our Executive Committee.	Shares: 670,746(10) Percent of Shares: * Units: 60,835 Percent of Units: *

CURRENT DIRECTORS WHO ARE NOT NOMINEES

Fredrick W. Petri	61
		Mr. Petri is currently a Class C Director. Partner of Petrone, Petri & Company, a real estate investment firm Mr. Petri founded in 1993, and President and an officer of Housing Capital Company since its formation in 1994. Prior to that, an Executive Vice President of Wells Fargo Bank, where for over 20 years he held various real estate positions. A director of the company or its predecessor since 1996. Member of our Audit and Compensation Committees.	Shares: 43,148 Percent of Shares: * Units: 0 Percent of Units: —

M. Denise DeBartolo York	57
		Ms. York is currently a Class C Director. Chairman of The DeBartolo Corporation, owner of the San Francisco 49ers. Ms. York was Chairman of The Edward J. DeBartolo Corporation from 1994 to 2001, also serving in other executive capacities. A director of the company or its predecessor since 1996. Member of our Nominating Committee.	Shares: 31,797(11) Percent of Shares: * Units: 30,000 Percent of Units: *

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Stephen E. Sterrett	52
		Our Executive Vice President and Chief Financial Officer. Mr. Sterrett joined MSA in 1988 and held various positions with MSA until 1993 when he became our Senior Vice President and Treasurer. He was named Chief Financial Officer in 2001.	Shares: 116,840 Percent of Shares: * Units: 0 Percent of Units: —

James M. Barkley	56	Our General Counsel and Secretary. Mr. Barkley joined MSA in 1978 as a staff attorney and was named Assistant General Counsel in 1984. He was named General Counsel in 1992 and Secretary in 1993.	Shares: 131,776 Percent of Shares: * Units: 0 Percent of Units: —

Gary M. Lewis	49
		Our Senior Executive Vice President and President-Leasing. Mr. Lewis joined MSA in 1986 and held various positions until 2002 when he became our Executive Vice President of Leasing. He was named Senior Executive Vice President and President-Leasing in 2006.	Shares: 63,900 Percent of Shares: * Units: 0 Percent of Units: —

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP(7),(11),(12)

18 Persons	Shares: 36,231,784 Percent of Shares: 14.2% Units: 30,182,714 Percent of Units: 10.7%

*
Less than one percent

(1)
All listed directorships are held in companies with securities registered under Section 12 of the Exchange Act or in companies registered as investment companies under the Investment Company Act of 1940, as amended, excluding the U.S. Russia Investment Fund (Ms. Horn).

(2)
Includes the following shares of common stock that may be purchased pursuant to stock options that are exercisable within 60 days: David Simon—350,000; Richard S. Sokolov—150,000; James M. Barkley—5,000; and all directors and executive officers as a group—505,000.

(3)
Includes the following shares of common stock that may be received upon exchange of units held by the following persons on March 7, 2008: Melvin Simon, Herbert Simon, David Simon, MSA and affiliates of MSA—30,091,879; Richard S. Sokolov—60,835; M. Denise DeBartolo York—30,000; and all directors and executive officers as a group—30,182,714. Units are exchangeable either for shares of common stock (on a one-to-one basis) or for cash.

(4)
Includes the following restricted shares which are subject to vesting requirements: Birch Bayh—1,113; Melvyn E. Bergstein—1,113; Linda Walker Bynoe—972; Karen N. Horn, Ph.D.—1,113; Reuben S. Leibowitz—972; J. Albert Smith, Jr.—1,293; Pieter S. van den Berg—722; David Simon—40,155; Richard S. Sokolov—37,948; Fredrick W. Petri—722; M. Denise DeBartolo York—722; Stephen E. Sterrett—25,278; James M. Barkley—25,594; Gary M. Lewis—26,653; and all directors and executive officers as a group—201,155. Includes shares acquired through the reinvestment of dividends on shares held in the Director Deferred Compensation Plan.

(5)
At March 7, 2008, there were 224,191,418 shares of common stock, 8,000 shares of Class B common stock and 4,000 shares of Class C common stock outstanding. Upon the occurrence of certain events, shares of Class B common stock and Class C common stock convert automatically into common stock (on a share-for-share basis). These percentages assume the exercise of stock options and exchange of units for common stock only by the applicable beneficial owner.

(6)
At March 7, 2008, there were 281,245,405 outstanding units of which we owned, directly or indirectly, 224,203,418 or 79.7%. These percentages assume that no units are exchanged for common stock.

(7)
Does not include 3,000 shares of common stock held by charitable foundations of which Mr. Leibowitz is an officer or trustee. Mr. Leibowitz disclaims beneficial ownership of these shares.

(8)
Includes common shares, exercisable stock options and units owned by Melvin Simon, Herbert Simon and David Simon, MSA, affiliates of MSA and MH Holdings, Inc. See "PRINCIPAL STOCKHOLDERS."

(9)
Includes units owned by Melvin Simon, Herbert Simon, David Simon, MSA and affiliates of MSA.

(10)
Includes 313,996 shares of common stock pledged as security for a margin account.

(11)
Does not include shares and units held by Edward J. DeBartolo, Jr. and certain related persons and entities. See "PRINCIPAL STOCKHOLDERS."

(12)
Does not include shares and units held by members of the Simon family other than Melvin Simon, Herbert Simon and David Simon or units held by trusts for the benefit of members of the Simon family over which Melvin Simon, Herbert Simon, David Simon and MSA do not have voting or dispositive power (4,472,576 units).

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE ELEVEN NOMINEES NAMED ABOVE.

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young LLP, or E&Y, as our independent registered public accounting firm for 2008, subject to the approval of our stockholders.

        The Report of the Audit Committee contains information on the amount of fees paid to E&Y during 2007 and 2006. We expect that representatives of E&Y will be present at the meeting and will be available to respond to appropriate questions. They will also have an opportunity to make a statement if they desire to do so.

        If a majority of stockholders voting on this matter do not ratify the selection, the Audit Committee will reconsider its choice taking into consideration the views of the stockholders and may, but will not be required to, appoint a different independent registered public accounting firm.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS RATIFY THE SELECTION OF E&Y AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is responsible for monitoring the integrity of the company's consolidated financial statements, the qualifications, performance and independence of the company's independent registered public accounting firm, the performance of the company's internal auditor and the company's compliance with legal and regulatory requirements. We have the sole authority to appoint or replace the company's independent registered public accounting firm. The committee has four independent directors and operates under a written charter adopted by the Board. The Board has determined that each committee member is independent under the standards of director independence established under our Governance Principles, New York Stock Exchange listing standards and applicable securities laws.

        Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management's report on internal control over financial reporting. The company's independent registered public accounting firm is responsible for auditing the consolidated financial statements, expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management's report on internal control over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

        We held ten meetings during 2007. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, the company's internal auditor and the independent registered public accounting firm, E&Y.

        We discussed with the company's internal auditor and E&Y the overall scope and plans for their respective audits. We met with the internal auditor and E&Y, with and without management present, to discuss the results of their examinations and their evaluations of the company's internal control. We reviewed and discussed the company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the

Public Company Accounting Oversight Board's (PCAOB) Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting That is Integrated With an Audit of Financial Statements.

        We discussed with management the company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company's risk assessment and risk management processes.

        We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2007 with management, the internal auditor and E&Y. We reviewed E&Y's report on our financial statements which indicated that the financial statements present fairly, in all material respects, our financial position and results of operations and cash flows in conformity with accounting principles generally accepted in the United States. We reviewed and discussed with management, the internal auditor and E&Y, management's report on internal control over financial reporting and E&Y's report on internal control over financial reporting. We also discussed with management, the internal auditor and E&Y the process used to support certifications by the company's Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the company's periodic filings with the Securities and Exchange Commission and the processes used to support management's report on internal control over financial reporting.

        We also discussed with E&Y matters required to be discussed by their professional standards, including, among other things, matters related to the conduct of the audit of the company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

        E&Y also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that E&Y is independent from the company. We also discussed with E&Y their independence from the company. When considering E&Y's independence, we considered if services they provided to the company beyond those rendered in connection with their audit of the company's consolidated financial statements and reviews of the company's quarterly unaudited consolidated financial statements and the effectiveness of internal control over financial reporting, were compatible with maintaining their independence. We concluded that the provision of such services by E&Y has not jeopardized E&Y's independence.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board that the company's audited consolidated financial statements for the year ended December 31, 2007 be included in the company's annual report on Form 10-K. The Committee has also selected E&Y as the company's independent registered public accounting firm for the year ended December 31, 2008 and will present the selection to the stockholders for ratification at the meeting.

        We pre-approve all audit and permissible non-audit services to be provided to the company by E&Y prior to commencement of services. We have delegated to Mr. Smith, as Chairman of the Audit Committee, authority to pre-approve specific services up to specified individual and aggregate fee amounts. These pre-approval decisions are presented to the full Audit Committee at the next scheduled meeting after such approvals are made.

        The company has incurred fees as shown below for services from E&Y. E&Y has advised us that it has billed or will bill the company the below indicated amounts for the following categories of services for the years ended December 31, 2007 and 2006, respectively:

	2007	2006
Audit Fees(1)	$2,981,600	$2,362,400
Audit-Related Fees(2)	8,085,232	3,834,400
Tax Fees(3)	1,440,800	105,600
All Other Fees	0	0

(1)
Audit Fees include fees for the audit of the financial statements and the effectiveness of internal control over financial reporting for us, the Operating Partnership and certain of our subsidiaries and services associated with Securities and Exchange Commission registration statements, periodic reports, and other documents issued in connection with securities offerings. Audit Fees for 2007 also include $425,000 of fees associated with specific audit procedures directed at our investment in SPG-FCM Ventures, LLC, "SPG-FCM" (our 50/50 joint venture that acquired The Mills Corporation in 2007) that will not recur.

(2)
Audit-Related Fees include audits of individual properties and schedules of recoverable common area maintenance costs to comply with lender, joint venture partner or tenant requirements and accounting consultation and due diligence services. Audit-Related Fees for 2007 include approximately $3 million of fees associated with our investment in SPG-FCM which are not recurring in nature. Our share of these Audit-Related Fees for the year ended 2007 and 2006 are approximately 43% and 66% of all Audit-Related Fees in 2007 and 2006, respectively. The year over year decline in our percentage share of these costs is primarily attributable to our investment in SPG-FCM and the fact that some of the underlying assets in which SPG-FCM has an interest are also owned, in part, by other joint venture partners who bear a share of these costs.

(3)
Tax Fees include fees for international and other tax consulting services. Tax Fees for 2007 also include return compliance services associated with the 2006 tax returns for The Mills Corporation and related subsidiaries and joint ventures. Our share of these 2007 Tax Fees is approximately 39%. Approximately $1 million of these fees are non-recurring in nature.

  The Audit Committee:

    J. Albert Smith, Jr., Chairman
    Fredrick W. Petri
    Melvyn E. Bergstein
    Reuben S. Leibowitz

ITEM 3—APPROVAL OF AMENDMENTS TO 1998 STOCK INCENTIVE PLAN

General

        The Board of Directors has proposed amending the Simon Property Group, L.P. 1998 Stock Incentive Plan, or the 1998 plan, and directed that the proposed amendment be submitted to the stockholders for consideration and approval at the meeting.

        The following is a summary of the proposed amendment and certain other principal features of the 1998 plan. The summary is qualified in its entirety by reference to the 1998 plan, as proposed to be amended, set forth as Appendix B to this proxy statement. Stockholders are advised to read the actual text of Appendix B.

        By its terms, the 1998 plan will expire September 24, 2008. The primary purpose of the amendment is to extend the term of the 1998 plan for slightly longer than five years—until December 31, 2013. Other changes being made would: (1) change the definition of fair market value of common stock from the mean between the high and low sales prices to the closing price, in each case as reported by the New York Stock Exchange for the date in question; (2) delete provisions permitting us to issue "reload options;" (3) revise the definition of performance units to include awards of equity interests in the Operating Partnership that, in certain circumstances, would be exchangeable for our common stock; and (4) revise the current prohibition on repricing of options without stockholder approval to apply to stock appreciation rights.

        The amendment will not increase the number of shares of common stock available for issuance as awards under the 1998 plan. As of March 7, 2008, the number of shares available for issuance under future awards was 3,647,386. The closing price of our common stock as reported by the New York Stock Exchange on March 7, 2008 was $84.12.

Purpose

        The primary purpose of the 1998 plan is to attract and retain the best available officers, key employees, eligible directors, advisors and consultants for positions of substantial responsibilities with us and our affiliates and to provide an additional incentive to such officers, key employees, eligible directors, advisors and consultants to exert their maximum efforts to maintain and enhance our, and the Operating Partnership's, performance and profitability. Eligible directors are directors who are not employees of us or our affiliates. All of our officers, key employees, advisors and consultants and those of our affiliates (except for Melvin Simon and Herbert Simon) and all eligible directors are eligible to be granted awards under and participate in the 1998 plan. The number of individuals currently eligible to participate in the 1998 plan is approximately 241.

Administration

        The plan is administered by a committee of members of the Board of Directors. The committee, in its sole discretion, determines which eligible individuals will participate in the 1998 plan and the type, extent and terms of the awards to be granted to them. In addition, the committee interprets the plan and makes all other determinations deemed advisable for its administration.

Awards

        The plan provides for the grant of the following types of awards: incentive stock options within the meaning of Section 422 of the Internal Revenue Code, nonqualified stock options, stock appreciation rights or SARs, restricted stock, restricted stock units and performance units. As of March 7, 2008, an aggregate of 1,800,376 shares of common stock were covered by outstanding awards made under the 1998 plan which consists of 795,138 shares of unvested restricted stock and unexercised stock options covering 1,005,238.

        Stock options represent rights to purchase a specified number of shares of our common stock at a designated exercise price for a specified exercise period. Stock options intended to qualify as incentive stock options must have an exercise price of not less than 100% (or, in the case of a holder of 10% or more of our common stock, 110%) of the fair market value of a share on the date of the grant. The aggregate fair market value (determined on the date of grant) of the shares subject to incentive stock options that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000. The exercise price of options that do not qualify as incentive stock options will be not less than 100% of the fair market value of a share on the date of grant.

        Unless the committee determines otherwise with respect to nonqualified stock options, no stock option granted may be exercised more than ten years after the date of grant (or, in the case of incentive stock options granted to a holder of 10% of our common stock, five years) or such shorter period as the committee may determine.

        Stock options will become exercisable in the manner and at the time or times specified by the committee at the time of award. Generally, if employment or service is terminated by the participant for any reason other than death, disability or retirement, vested options may be exercised for up to thirty days after termination. In the event of death or disability, unvested options will become exercisable for one year, but not beyond the expiration date. If employment is terminated for cause, all stock options terminate immediately. If employment is terminated by reason of retirement, vested options may be exercised for up to three years, but not beyond the expiration date.

        The exercise price of a stock option and any amount sufficient to satisfy any tax withholding requirement must be paid in full at the time of exercise. Subject to certain conditions, the committee may permit payment by tendering shares already owned. Except as required in connection with a change in capitalization or reorganization, no outstanding options may be repriced without the prior approval of the shareholders.

        SARs represent the right to acquire upon exercise of the award the amount by which the market value of a share of our common stock on the settlement date exceeds the base value of the award. This amount is then paid in cash or shares of our common stock using the market value on the settlement date. The base value of any SAR award will be not less than 100% of the fair market value of a share on the date of grant. Unless the committee determines otherwise, no SARs may be exercised more than ten years after the date of grant. The provisions regarding the expiration of stock options upon termination of employment or service also apply to SARs.

        Restricted stock awards, which may be subject to performance-based conditions, continuing service requirements, or other conditions, are grants of shares of our common stock that are subject to forfeiture provisions and transfer restrictions. In general, pending the lapse of such provisions and restrictions, certificates representing shares of restricted shares are held by us, but the grantee has all of the rights of a stockholder, including the right to vote the shares and the right to receive all dividends thereon.

        While awards of restricted stock may be subject to forfeiture provisions and transfer restrictions for a period of time, there are no minimum or maximum durations for such provisions and restrictions, except that service-based restrictions must, in most instances, have a restricted period of at least 36 months. The committee has the authority to accelerate or remove any or all of these forfeiture provisions and transfer restrictions. If employment is terminated for any reason other than death or disability prior to the lapse of the forfeiture provisions and transfer restrictions, the unvested portion of the shares will be terminated and returned to us. In the event of death prior to the expiration of the forfeiture provisions and transfer restrictions, the award will become fully vested.

        Performance unit awards are subject to satisfaction of one or more performance measures discussed below under "—Performance Measures" and may relate to shares of our common stock or equity interests in the Operating Partnership. The goals for the performance measures and all other terms and conditions of the award will be determined by the committee. The awards may also be subject to additional service-based restrictions. After an award which relates to equity interests in the Operating Partnership is fully vested, the award may, subject to certain conditions, may be exchanged for shares of our common stock, cash or a combination thereof. In general, if employment is terminated prior to attaining the specified goals or satisfying the service-based restrictions, the award will be forfeited. Except to the extent limited by Section 162(m) of the Internal Revenue Code, the committee, in its sole discretion, may provide that, in the event of a grantee's death, disability, retirement or such other circumstances as the committee deems fair and equitable to the grantee and in our interest, the grantee will be entitled to full or partial payment with respect to such award.

Performance Measures

        In addition to performance units, the committee may make awards subject to the achievement of one or more performance measures. This may permit the award to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and related regulations to the extent they apply to us and to the affected participants. With respect to "covered employees" within the meaning of Section 162(m), performance measures will be based on an objective formula or standard consisting of one or any combination of the following:

• Earnings per share	• Return to stockholders
• Return on equity	• Revenue
• Return on assets	• Market share
• Market value per share	• Cash flow
• Funds from operations	• Cost reduction goals

Any of these financial criteria may be determined on a corporate, regional, departmental or divisional basis. They may be measured on an absolute or average basis, by changes to the financial criteria for a previous period or in comparison to an index or a peer group of other companies selected by the committee. The committee may amend or adjust the financial criteria or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting us or our financial statements or changes in law or accounting, except if otherwise limited by Section 162(m).

Termination Or Amendment

        As proposed to be amended, the plan will terminate on December 31, 2013. We may at any time suspend, discontinue or amend the plan in any respect whatsoever, except that no such amendment will impair any rights under any outstanding award without the consent of the recipient of the award. We will obtain stockholder approval of amendments as required by applicable law or regulation.

Federal Income Tax Consequences

        The following is a brief discussion of the federal income tax consequences applicable to awards under the plan based on the Internal Revenue Code, as in effect as of the date of this summary. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

        We will be entitled to a tax deduction for awards under the plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Internal Revenue Code contains special rules regarding the deductibility of compensation paid to certain of our most highly compensated executive officers who we refer to as Section 162(m) participants. The general rule is that annual compensation paid to any Section 162(m) participant will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under Section 162(m). It is intended that the plan will permit the Compensation Committee to make awards which qualify as performance-based compensation.

        A grantee who receives a non-qualified stock option does not recognize taxable income upon the grant of the option, and we will not be entitled to a tax deduction at that time. The grantee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the grantee subject to applicable withholding requirements. We are generally entitled to a tax deduction in an amount equal to the amount taxable to the grantee as ordinary income in the year the income is taxable to the grantee. Any appreciation in value after the time of exercise will be taxable to the grantee as capital gain and we will not be entitled to a deduction for the appreciation.

        A grantee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and we will not be entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the grantee in the year of exercise. We will not be entitled to a deduction with respect to any item of tax preference.

        A grantee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the grantee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the grantee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the grantee as a long-term or short-term capital gain, depending on how long the option shares were held. We will generally be entitled to a deduction in computing our federal income taxes for the year of disposition in an amount equal to any amount taxable to the grantee as ordinary income.

        A grantee who receives an award of SARs will not realize taxable income at the time of award, and we will not be entitled to a tax deduction at such time. On the date of settlement, the grantee will realize ordinary income equal to the excess of the fair market value of the shares as of the settlement date over the fair market value on the date of grant and will be subject to applicable withholding taxes. We will be entitled to a corresponding tax deduction.

        A grantee who receives a restricted stock or restricted stock unit award generally will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at the time of the grant. When the restrictions lapse, the grantee will recognize income, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We would then be entitled to a corresponding tax deduction. Any dividends paid to the grantee during the restriction period will be compensation income to the grantee and deductible as such by us. The holder of a restricted stock or restricted stock unit award may elect to be taxed at the time of the award on the fair market value of the shares, in which case (1) we will be entitled to a deduction at the same time and in the same amount, (2) dividends paid to the grantee during the restriction period will be taxable as dividends to him or her and not deductible by us and (3) there will be no further federal income tax consequences when the restrictions lapse.

        If a grantee receives a performance unit award which relates to our common stock, the grantee will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at such time. A grantee will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of the shares of common stock delivered, and we would then have a corresponding tax deduction.

        If a grantee receives performance units representing an equity interest in the Operating Partnership that are subject to forfeiture, in whole or in part, if the performance conditions are not met, and if the grantee makes an election under Section 83(b) of the Internal Revenue Code, the grantee will not recognize income until the equity interests are exchanged for shares of our common stock or cash. A substantial portion of the grantee's income at the time of exchange will be taxed at capital gains rates, and we will not be entitled to a tax deduction when the units are awarded or when they are exchanged for shares of our common stock or cash.

Plan Benefits

        The actual number of shares of common stock that may be issued to participants in the future is presently not determinable. Other than the automatic awards to eligible directors (described below under the caption "DIRECTOR COMPENSATION—Compensation of Non-Employee Directors" on pages 54 and 55 of this proxy statement), future awards under the 1998 plan are entirely within the discretion of the committee and cannot be determined.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE 1998 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

        The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2007.

Plan Category	A Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		B Weighted-average exercise price of outstanding options, warrants and rights ($)	C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (#)
Equity compensation plans approved by security holders(1)	1,006,738	(2)	$33.48	3,957,482	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	1,006,738		$33.48	3,957,482

(1)
Consists of the 1998 plan.

(2)
Includes 100,956 shares covered by awards assumed in connection with our merger with Corporate Property Investors, Inc. in 1998. The weighted-average exercise price of such awards as of December 31, 2007 was $26.08. Also includes 92,799 shares covered by awards assumed in connection with our acquisition of Chelsea Property Group in 2004. The weighted-average exercise price of such awards as of December 31, 2007 was $48.11.

(3)
The 1998 plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The original number of shares available for awards under the 1998 plan was 11,300,000. As of March 7, 2008, there are 3,647,386 number of shares available under the 1998 plan. This reflects the issuance of 310,096 shares of restricted stock in February 2008 in connection with the 2007 stock incentive program.

ITEM 4—STOCKHOLDER PROPOSAL

        Barry McArnarney, Executive Director of the Central Laborers' Pension, Welfare & Annuity Funds, which holds 1,270 shares of our common stock, has informed us that he or a designated representative intends to submit the following proposal at the meeting:

Resolved:

        That the shareholders of Simon Property Group, Inc. ("Company") request that the Board of Director's Executive Compensation Committee adopt a Pay for Superior Performance principle by establishing an executive compensation plan for senior executives ("Plan") that does the following:

  •
  Sets compensation targets for the Plan's annual and long-term incentive pay components at or below the peer group median;

  •
  Delivers a majority of the Plan's target long-term compensation through performance-vested, not simply time-vested, equity awards;

  •
  Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the Plan;

  •
  Establishes performance targets for each Plan financial metric relative to the performance of the Company's peer companies; and

  •
  Limits payment under the annual and performance-vested long-term incentive components of the Plan to when the Company's performance on its selected financial performance metrics exceeds peer group median performance.

Supporting Statement:

        We feel it is imperative that executive compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance. The pay-for-performance concept has received considerable attention, yet all too often executive pay plans provide generous compensation for average or below average performance when measured against peer performance. We believe the failure to tie executive compensation to superior corporate performance has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

        We believe that the Pay for Superior Performance principle presents a straightforward formulation for senior executive incentive compensation that will help establish more rigorous pay for performance features in the Company's Plan. A strong pay and performance nexus will be established when reasonable incentive compensation target pay levels are established; demanding performance goals related to strategically selected financial performance metrics are set in comparison to peer company performance; and incentive payments are awarded only when median peer performance is exceeded.

        We believe the Company's Plan fails to promote the Pay for Superior Performance principle in several important ways. Our analysis of the Company's executive compensation plan reveals the following features that do not promote the Pay for Superior Performance principle:

  •
  Total compensation is targeted above the peer group median.

  •
  Target performance levels for annual incentive plan metrics are not disclosed and are not peer group related.

  •
  A majority of the company long-term compensation is not performance-vested.

  •
  Target performance levels for the restricted stock award metrics are not disclosed and are not peer group related.

  •
  Restricted shares vest ratably over 4 years.

        We believe a plan designed to reward superior corporate performance relative to peer companies will help moderate executive compensation and focus senior executives on building sustainable long-term corporate value.

Statement in Opposition

        The Board of Directors unanimously recommends a vote "AGAINST" adoption of this proposal for the reasons described in this statement.

        The Board of Directors and the Compensation Committee agree that executive compensation programs should be designed and administered to promote long-term stockholder value and that executives should be compensated for superior performance. We do not agree that superior performance can only be measured by financial or stock price performance, which is then applied in a mechanical fashion against peer group performance.

        We believe our current executive compensation program works well in attracting and retaining results-oriented individuals, motivating them to achieve our objectives and aligning their interests with the interests of our stockholders. Our compensation program utilizes a variety of tools, including base salary, annual cash bonus opportunities and long-term equity incentives.

        Our long-term equity incentives represent a significant portion of our total executive compensation expense. These are tied to achievement of specific goals for objectively measured performance goals, including goals for Funds From Operations (FFO) and comparative measures for total stockholder return.

        Our annual cash bonus opportunities depend on the Compensation Committee's and CEO's assessment of how well an individual performed in terms of individualized objectives, including achieving operational and strategic objectives.

        The Compensation Committee also takes into account other factors, such as the tax and accounting consequences of various arrangements, the practices of our competitors, and prevailing rates set by the market for executive talent. Limiting our ability to design effective and competitive compensation programs will not help us maximize long-term stockholder value.

        Moreover, the Board believes this proposal is misleading in the way it describes our current compensation practices:

  •
  The proposal claims that the target levels we use as performance measures for restricted stock awards are not tied to how we perform against a "peer group." However, as discussed in the Compensation Discussion and Analysis (CD&A), two of the three performance metrics we use for our restricted stock awards are tied to achieving total stockholder return in excess of the MSCI US REIT Index and the S&P 500 Index. These awards are only made if we outperform those indices.

  •
  The proposal states that our long-term incentives are not performance vested. As we just explained, shares of restricted stock are awarded only if objective performance measures for the preceding year are achieved. If the award is made, then the shares of restricted stock begin vesting ratably over the following four years subject to a continuing service requirement. The use of the performance metrics ties the award to an objective measure of superior performance. The use of the four year vesting period provides an important incentive for executives to maintain their employment with us or risk forfeiting the award.

  •
  The proposal implies that our performance has not been superior. The fact is that our total stockholder return has outperformed both of the major comparative indices in which our stock is included, the NAREIT Equity REIT Index and the S&P 500 Index, in each of the three, five and ten year periods ended December 31, 2006. We believe the compensation we paid to our executives appropriately reflects this superior performance.

  •
  The proposal suggests that our current compensation program has resulted in excessive executive compensation. A thorough review of our executive compensation program compared to a peer group of fifteen (15) other real estate investment trusts by the Compensation Committee's independent compensation consultant revealed that, although we were the largest member of this group both in terms of market capitalization and enterprise value, the total cash compensation and total direct compensation we paid our named executives for 2006 were generally at or below the median levels of the group. In addition, long-term compensation for our named executives was among the lowest of this group. These results were discussed in the CD&A.

        In summary, the Board believes that our existing compensation programs are designed to promote long-term value and have not resulted, and will not result, in excessive executive compensation. To the contrary, these programs have resulted in executive compensation below the median of our peers. The Board believes that the current incentive compensation programs, which are tied to both our performance and that of our peer group, provide the Compensation Committee with some flexibility and discretion, reward superior performance and serve the best interests of our stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee consists of the five directors named below, each of whom meets the independence standards of the company's Governance Principles, the New York Stock Exchange listing standards and applicable securities laws. We have overall responsibility for:

  •
  determining the compensation of the executive officers, including setting and determining achievement of established performance goals;

  •
  designing, with the active assistance of management and human resource experts and the committee's consultant, the company's executive compensation program;

  •
  administering the company's stock-based compensation plans and programs;

  •
  recommending any new elements of executive compensation or programs for consideration to the full Board of Directors; and

  •
  discussing the Compensation Discussion and Analysis required by Securities and Exchange Commission regulations with management and, if appropriate, recommending its inclusion in the company's annual report on Form 10-K and proxy statement.

        We intend to reward superior performance, foster the company's ability to attract and retain talent, and promote long-term stockholder value. As the company continues to grow and develop its management capability, it is increasingly important to ensure that its executive compensation program is competitive not only with other real estate companies, but also with other enterprises, in both public and private sectors, with whom the company competes for executive talent. We will continue to monitor the compensation program's effectiveness in meeting these objectives.

        We have the authority to engage an independent compensation consultant or other advisors. We currently use Frederic W. Cook & Co., Inc., or Cook, as our independent compensation consultant. Cook does no work for management unless requested by our committee Chairman, receives no compensation from us other than for its work in advising the Compensation Committee, and maintains no other economic relationships with us.

        We held ten meetings during 2007. The meetings were designed, among other things, to facilitate and encourage free and frank discussion between committee members and our consultant as well as extensive communication among committee members, executive management, and other company personnel involved in executive compensation matters.

        We reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report. Based on our review and these discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company's annual report on Form 10-K for the fiscal year ended December 31, 2007, and proxy statement for the 2008 annual meeting of stockholders.

The Compensation Committee:

Melvyn E. Bergstein, Chairman
Linda Walker Bynoe
Karen N. Horn, Ph.D.
Reuben S. Leibowitz
Fredrick W. Petri

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The following discussion is intended to supplement the more detailed information concerning executive compensation that appears in the tables and the accompanying narrative. Our goal is to provide a better understanding of our compensation practices and the decisions made concerning the compensation payable for 2007 to our executive officers, including the Chief Executive Officer, or CEO, and the other executive officers named in the Summary Compensation Table, or the named executive officers.

        The Compensation Committee of our Board of Directors, referred to in this section as the committee, plays a key role in designing and administering our executive compensation program. All principal elements of compensation paid to our executive officers are subject to approval by the committee. The Compensation Committee Report immediately precedes this discussion.

Objectives

        We believe we are the leading retail real estate company in the United States. We have the largest market capitalization of any publicly traded real estate company in North America and own the largest portfolio by square footage of U.S. retail real estate. We depend on the knowledge, skills, experience, and talent of our senior executives in the highly-competitive real estate industry, in particular in the areas of real estate acquisitions, development, leasing and property management.

        To maintain and enhance our competitive position, our executive compensation program needs to:

  •
  maintain the team of executives who have made major contributions to our success and attract other highly qualified executives to strengthen that team;

  •
  motivate executives to improve their performance by contributing to the achievement of corporate and business unit goals as well as individual goals; and

  •
  align the interests of executives with those of our stockholders.

Principal Elements of Compensation

        To accomplish these objectives, we have designed a relatively simple executive compensation program. There are three major elements of our program—base salary, annual cash bonuses and long-term incentives.

        Although all three of these elements are integrated into our overall program, each serves a different purpose:

  •
  base salaries provide an appropriate level of fixed compensation that will promote executive recruitment and retention;

  •
  annual cash bonuses that primarily depend upon the committee's qualitative assessments of performance provide flexibility to recognize the contributions of executives and assess our overall financial performance in a year; and

  •
  long-term incentives which take the form of restricted stock awards align the interests of our executives with the interests of our stockholders. The issuance of the restricted stock depends on the extent to which we achieve predetermined quantitative measures of performance including internal operational metrics such as Funds From Operations, or FFO, per share, and established indices against which we measure our total stockholder return. They also assist in retention of our executives because after the performance measures are achieved, the restricted stock is then subject to multi-year continued service vesting requirements.

        Base Salaries.    Base salaries of executive officers are set at levels competitive with other companies engaged in the retail real estate industry and with other businesses of comparable size and scope with whom we compete for executive talent. The committee reviews base salaries for the executive officers annually and makes adjustments to reflect market conditions, changes in responsibilities and merit increases consistent with compensation practices throughout our organization.

        Annual Cash Bonuses.    At the beginning of the performance year, the committee approves target and stretch bonus amounts for each participant, ranging from 0 to 200% of the participant's base salary in effect at the end of the performance year. Unlike the stock incentive programs in which the performance measures used for the named executive officers are the same, the performance factors or goals for annual cash bonuses include both objective and subjective criteria and vary from participant to participant. For example, with respect to the CEO, the committee specified the following as some, but not all, of the performance factors or goals to be considered with respect to 2007:

  •
  Stockholder value creation

  •
  Earnings growth

  •
  Achievement of successful acquisition and development activity

  •
  Achievement of strategic business priorities

  •
  Operational efficiencies

        The bonus decisions for the named executive officers, except for Mr. Lewis, include relatively few subjective criteria. In Mr. Lewis' case, the target and stretch bonus set by the committee were tied to achievement of specific leasing results. However, the final amount of the annual bonuses to all of the named executive officers is within the committee's discretion, it may be increased or decreased from the original target and stretch levels. Ultimately, it is the committee's subjective assessment of each executive officer's performance which determines the amount of the bonus and not the operation of a mechanical formula.

        The bonuses paid to David Simon in 2008 and to three other executives in 2007 included amounts intended to reward the executives for their successful efforts in negotiating, closing and integrating the acquisition of The Mills Corporation which was acquired in 2007 by a joint venture in which we own a 50% interest.

        Long-Term Incentives.    Long-term incentives are equity awards made under the 1998 plan, which is administered by the committee. Although the 1998 plan authorizes a variety of awards, the only forms of awards the committee has granted have been options and restricted stock. No stock options have been granted to employees since 2001.

        In each of the past five years, the committee has created annual stock incentive programs. The details of the two most recent stock incentive programs are explained below. The committee allocates each participant an opportunity to receive an award designated in dollars that will be made only if the goals for the financial and stockholder return-based performance measures for the performance year have been achieved. The determination of the extent to which the goals have been met is made after our financial results have been announced in the following year.

        In recent years, the performance measures have included "target" and "stretch" goals for FFO per share and two other relative performance measures which require our total stockholder return for the performance year to exceed two recognized stock indices—the Morgan Stanley US REIT Index and the S&P 500 Index.

        Depending on the extent to which the performance measures are achieved, the dollar amounts are converted into shares of restricted stock using the average of the closing prices for our common stock for the ten day trading period commencing three days after we report earnings for the program year, or the ten day average price. Once issued, the shares of restricted stock are then subject to a four-year continued service vesting requirement beginning in the second year after the performance year. Except as otherwise provided in the award agreement, the participant must remain employed on the day prior to the vesting date for the restricted stock to vest. Participants are entitled to vote and receive distributions on unvested shares of restricted stock.

        The 2006 stock incentive program had the following terms:

  •
  Incentive opportunities designated in dollar values aggregating approximately $29.3 million were allocated to a total of 217 participants, including 11 executive officers.

  •
  The performance measures, goals and weightings for the program year were as follows:

Performance Measure	Goal	Weighting
"Target" FFO per Share Goal	$5.30	35%
"Stretch" FFO per Share Goal	$5.36	25%
Total Stockholder Return (including dividends) vs. MSCI US REIT Index	(meet or exceed) 25%
Total Stockholder Return (excluding dividends) vs. S&P 500 Index	(meet or exceed) 15%

Total		100%
  •
  The 2006 program recognized evaluations of individual performance on a positive or negative basis. The committee assigned each executive officer an individual rating for his or her program year performance ranging from "0" to "3." Participants with the highest rating of "3" received 110% to 125% of the initial allocation based on corporate performance (the "calculated award"). Participants with a rating of "2" received 100% of the calculated award. Participants with a rating of "1" received 75% of the calculated award, and participants with a rating of "0", which represents unacceptable performance, received no award. The committee delegated the authority to assess the individual performance of the other participants to a committee of senior management, which assigned similar ratings to other participants.

  •
  On February 26, 2007, the committee determined that all of the performance measures for the 2006 program year had been achieved and calculated the adjusted value for the participants using their assigned ratings. The adjusted value was then converted into shares of restricted stock by dividing the adjusted value by $118.96, the average of the closing prices for our common stock over the ten trading day period commencing three trading days after we announced our earnings for the program year, or the ending average price. Fractional shares were rounded to the next full share. A total of 246,271 shares of restricted stock were issued under the program, including 47,917 shares which were issued to the named executive officers.

  •
  The shares of restricted stock issued in 2007 under the 2006 stock incentive program vest in four equal annual installments commencing January 1, 2008 with a continuous service requirement, except for termination of service resulting from death, disability or, in the exercise of the committee's sole discretion, retirement. Participants are entitled to vote and receive distributions on unvested shares.

  •
  The restricted stock awards under the 2006 stock incentive program are reported in the Grants of Plan-Based Awards in 2007 Table on page 46 in this proxy statement and a portion of the compensation expense associated with the grant is included in the Stock Awards column of the Summary Compensation Table.

        The 2007 stock incentive program had the following terms:

  •
  Incentive opportunities designated in dollar values aggregating approximately $31.5 million were allocated to a total of 232 participants, including eleven executive officers.

  •
  The performance measures and weightings for the year were as follows:

Performance Measure	Goals	Weighting
"Target" FFO per Share Goal	$5.85	35%
"Stretch" FFO per Share Goal	$5.90	25%
Total Stockholder Return (including dividends) vs. MSCI US REIT Index	(meet or exceed) 20%
Total Stockholder Return (excluding dividends) vs. S&P 500 Index	(meet or exceed) 20%

Total		100%
  •
  The 2007 program also provided that if FFO per share exceeded $5.85 but was less than or equal to $5.90, an additional 5% in value would be awarded for each incremental $0.01 in FFO per share.

  •
  The 2007 program recognized evaluations of individual performance on a positive or negative basis. The committee assigned each executive officer an individual rating for his or her program year performance ranging from "0" to "3." Participants with the highest rating of "3" receive 110% to 125% of the initial allocation based on corporate performance (the "calculated award"). Participants with a rating of "2" receive 100% of the calculated award. Participants with a rating of "1" receive 75% of the calculated award, and participants with a rating of "0", which represents unacceptable performance, receive no award. The committee delegated the authority to assess the individual performance of the other participants to a committee of senior management, which assigned similar ratings to other participants.

  •
  On February 28, 2008, the committee determined that, except for total stockholder return vs. S&P 500 index, all of the performance measures for 2007 had been achieved, resulting in a payout of 80% of the original opportunities and calculated the adjusted value for the participants using their assigned ratings. The adjusted value was then converted into shares of restricted stock by dividing the adjusted value by the ten day average price of $84.98. Fractional shares were rounded to the next full share. A total of 297,705 shares of restricted stock were issued under the program, including 61,191 shares which were issued to the named executive officers.

  •
  The shares of restricted stock will vest in four equal annual installments commencing January 1, 2009 with a continuous service requirement, except for termination of service resulting from death, disability or, with the committee's approval, retirement. Participants are entitled to vote and receive distributions on unvested shares.

  •
  The restricted stock awards issued in 2008 under the 2007 stock incentive program will be reported in the Grants of Plan-Based Awards in 2007 Table in the proxy statement for next year's annual meeting.

Other Elements of Compensation

        Retirement and Health and Welfare Benefits.    We have never had a traditional or defined benefit pension plan. We maintain a 401(k) retirement plan in which all salaried employees can participate on the same terms. Currently, our basic contribution to the 401(k) retirement plan is equal to 1.5% of the participant's compensation and vests 20% after the completion of two years and an additional 20% after each additional year of service until fully vested after six years. We match 100% of the first 3% of the participant's contribution and 50% of the next 2% of the participant's contribution. Our matching contributions are vested when made. Our basic and matching contributions are subject to applicable IRS limits and regulations. The contributions we made to the 401(k) accounts of the named executive officers are shown in the All Other Compensation column of the Summary Compensation Table on page 43. Executive officers also participate in health and welfare benefit plans on the same terms as other salaried employees.

        Employment and Change-in-Control Agreements.    The only executive officer who has an employment agreement with us is Mr. Sokolov who had an employment agreement in place with his previous employer—a company we merged with in 1996. A summary of Mr. Sokolov's employment agreement appears on page 52 of this proxy statement. Our named executive officers do not participate in or benefit from any "change in control" or "golden parachute" arrangements. Awards under the 1998 plan will vest in the event of a change in control.

        Deferred Compensation Plan.    We maintain a non-qualified deferred compensation plan that permits senior executives, key employees and directors to defer all or part of their compensation, including awards under the 1998 plan. There are separate accounts for the executives and the directors. Although we have the discretion to contribute a matching amount or make additional incentive contributions, we have never done either. As a result, all the amounts disclosed in the Nonqualified Deferred Compensation in 2007 Table on page 49 consist entirely of compensation earned by, but not yet paid to, the executives and any earnings on such deferred compensation. A participant's deferrals are fully vested, except for restricted stock awards that still have vesting requirements. Upon death or disability of the participant or our insolvency or a change in control affecting us, a participant becomes 100% vested in his account.

        Stock Option and Equity Award Grant Practices.    The committee has not granted any stock options under the 1998 plan in the past five years. The 1998 plan requires the exercise price of stock options to be set at the mean between the high and low sales prices of a share of common stock as reported by the New York Stock Exchange for the grant date.

Role of Management in Compensation Decisions

        The CEO provides his recommendations to the committee on the compensation of each of the other executive officers. As described below, management engaged FPL Associates L.P., or FPL, to report on how our executive compensation compared to the most recent information available for other public real estate companies. The CEO develops his recommendations using the FPL data and the advice of our human resources department on such factors as compensation history, tenure, responsibilities, market data for competitive positions and retention concerns and the need to maintain consistency within the organization. Although the committee gives consideration to the CEO's recommendations and to the views of its compensation consultant, Cook, and the data provided by FPL, the final compensation decisions affecting all executive officers are within its discretion.

        The committee uses the "total direct compensation" we pay our executive officers to assess the competitiveness of our pay practices. Total direct compensation for a given year consists of base salary, cash bonus earned for that year and the grant date fair value of the restricted stock award made for the preceding year. Although they are not paid until the following year, bonuses are reflected as having been earned for the preceding year in the Bonus column of the Summary Compensation Table on page 43 of this proxy statement. Because the restricted stock awards for a performance year are not made until the following year, they are not reflected in the Grants of Plan-Based Awards in 2007 Table for the performance year. The amounts of total direct compensation paid to the named executive officers for 2007 and 2006 are shown in the Supplemental Table on page 45 of this proxy statement.

Competitive Position

        As explained above, management engaged FPL to provide competitive market compensation information for the named executive officers. FPL's report included the following components of compensation:

  •
  Base salary

  •
  Annual cash incentive

  •
  Total annual cash compensation (base salary plus annual cash incentive)

  •
  Long-term incentive award value

  •
  Total remuneration (total annual cash compensation plus long-term incentive award value)

        The report compared our 2006 compensation with the most recent competitive information available. FPL obtained the competitive information from data in proxy filings of other public real estate companies, FPL's proprietary database and annual surveys and other projects completed by FPL.

        For the top three executive positions—CEO, CFO and COO—FPL compared the compensation of our executives to a peer group consisting of the following companies: Archstone-Smith Trust, Boston Properties, Inc., Brookfield Properties Corporation, Equity Residential, General Growth Properties, Inc., HCP, Inc., Host Hotel & Resorts, Inc., Kimco Realty Corporation, Marriott International, Inc., ProLogis, Public Storage, and Vornado Realty Trust.

        Overall, the compensation we paid in 2006 to David Simon and Messrs. Sterrett and Sokolov ranked between the 25th percentile and market median of the peer group. In addition:

  •
  The base salary component for the three fell between the median and the 75th percentile;

  •
  David Simon and Mr. Sterrett were paid total annual cash compensation near the market median; whereas Mr. Sokolov's total annual cash compensation was slightly greater than the 75th percentile; and

  •
  The total long-term incentive award values for all three fell between the 25th percentile and the market median compared to the peer group.

        The FPL report also reviewed our total capitalization and that of the entire peer group. Our total capitalization was approximately $42.9 billion which exceeded that of any member of the peer group. The total remuneration paid to our top three executive officers was 0.020% of our total capitalization, again lower than the percentage of any member of the peer group. FPL noted that, because the size of an organization correlates to the level of base pay, it would be expected that we would rank at the upper end of the range for that element because of our size in relation to our peer group.

2007 Compensation Decisions

        Overview of Performance.    For the first year since 1999, the public REIT sector produced negative returns for 2007. Within this difficult environment, we nevertheless were able to exceed both the "target" and "stretch" levels set for FFO per share which we consider to be our most important internal operational performance metric. In addition, our total stockholder return (including dividends) once again exceeded the MSCI US REIT Index. Given the overall performance of the REIT sector, it was not surprising that our total stockholder return (excluding dividends) underperformed against the broader S&P 500 Index.

        During 2007, we successfully planned and completed one of the largest acquisition transactions in our history. A 50/50 joint venture we formed with funds affiliated with a third party acquired The Mills Corporation. The transaction added 37 properties with over 45 million of gross leasable area to our portfolio and we assumed management responsibilities for these assets. Included in the properties were 17 traditional Mills properties, each of which typically comprises over 1 million square feet of gross leasable area and combines traditional mall retailers with outlet center and big box retailers and entertainment uses. We now operate these properties as one of our five retail real estate platforms.

        CEO Compensation.    The Board of Directors appointed David Simon to the additional office of Chairman of the Board in October 2007. The committee made the following decisions with respect to David Simon's compensation for 2007:

  •
  The committee decided not to make any change to David Simon's base salary which had been increased in the prior year to $1,000,000 effective July 25, 2007.

  •
  The committee determined that David Simon had achieved or exceeded his performance goals and factors for the year and concluded that David Simon's bonus should be at the higher end of the competitive information discussed above. The committee also believed that the amount of the bonus should reflect the contribution made by David Simon to the successful completion of the acquisition of The Mills Corporation which the committee had not considered in determining his 2006 bonus. The committee awarded him a bonus for 2007 of $1,350,000.

  •
  In 2006, the committee had allocated David Simon the opportunity to receive a target award of restricted shares with a value of $1,400,000 under the 2006 stock incentive program. In 2007, the committee determined that all of the three performance measures were met. As a result, the committee approved issuing restricted stock at the 100% payout level using the ten day average price of $118.96 per share. This resulted in an award of 11,769 shares of restricted stock to David Simon. These shares were granted in 2007 for 2006 performance and are reflected in the Supplemental Table for 2006 on page 45 and the Grants of Plan-Based Awards in 2007 Table for 2007 on page 46.

  •
  In 2007, the committee had allocated David Simon the opportunity to receive a target award of restricted shares with a value of $2,000,000 under the 2007 stock incentive program. The award opportunities allocated under our 2007 stock incentive program are reflected in the Grants of Plan-Based Awards in 2007 Table. In 2008, the committee determined that, although three of the four performance measures had been achieved, our total stockholder return for 2007 did not outperform the S&P 500 Index. As a result, the committee approved issuing restricted stock having 80% of the initial allocation using the ten day average price of $84.98 per share. This resulted in an award of 18,828 shares of restricted stock. These shares were granted in 2008 for 2007 performance and are reflected in the Supplemental Table for 2007 on page 45.

        Other Executive Officer Compensation.    The committee also made the following decisions with respect to the 2007 compensation of the named executive officers other than David Simon as follows:

  •
  In February 2007, the committee increased base salaries for 2007 by the following percentages: Mr. Sterrett—5.5%; Mr. Sokolov—11.7%; and Mr. Barkley—5.3%. Mr. Lewis' base salary for 2007 was set at the amount he earned in 2006.

  •
  In February 2008, the committee approved the following bonuses for 2007: Mr. Sterrett—$450,000; Mr. Sokolov—$900,000; Mr. Lewis—$400,000; and Mr. Barkley—$600,000. In Mr. Lewis' case, the final bonus amount was in excess of the stretch level that had been tied to the achievement of specified leasing results because the committee believed his performance for the year warranted the final amount.

  •
  As explained above, the committee determined that the performance measures for the 2006 stock incentive program had been achieved, including the "stretch" level for FFO. Accordingly, the committee approved issuing shares of restricted stock to the named executive officers in the amounts shown in the Grants of Plan-Based Awards in 2007 Table on page 46.

  •
  As explained above, the committee determined that three of the four performance measures for the 2007 performance year had been achieved. Accordingly, the committee approved issuing shares of restricted stock to the following named executive officers: Mr. Sterrett—9,414 shares; Mr. Sokolov—14,121 shares; Mr. Lewis—9,414 shares; and Mr. Barkley—9,414 shares. These shares were granted in 2008 and, therefore, are not reflected in the Summary Compensation Table or the Grants of Plan-Based Awards in 2007 Table for 2007.

        Total Direct Compensation.    As shown in the Supplemental Table on page 45, the base salary and bonus payments paid or earned by our named executive officers for 2007 represented approximately 52.7% to 58.1% of total direct compensation. The grant date fair value of the restricted stock awards under the 2006 stock incentive program paid in 2007 represented approximately 49.2% to 59.5% of total direct compensation. Because the Summary Compensation Table reflects the compensation expense we reported in our 2007 financial statements for these restricted stock awards and not the grant date fair value of the awards, these percentages cannot be derived using the amounts in the Summary Compensation Table.

Executive Equity Ownership Guidelines

        We believe that the financial interests of our executives should be aligned with those of our stockholders. In addition to using awards of restricted shares as a long-term incentive, our Board of Directors has established equity ownership guidelines for key executives, including the named executive officers. The current ownership guidelines require the executives to maintain ownership of our stock or other securities having a value expressed as a multiple of their base salary for as long as they remain our employees. These multiples are as follows:

Position	Value as a Multiple of Base Salary
CEO	4.0
President and/or Chief Operating Officer	3.0
Other Executive Officers and Executive Vice Presidents who are heads of significant disciplines	2.0

        In addition, these executives are required to retain ownership of a sufficient number of shares received in the form of restricted share awards representing at least 50% of the after-tax value of his or her award or 25% of the pre-tax value of such awards. These shares are to be retained by the executive until he or she retires, dies, becomes disabled or is no longer our employee.

        Ownership of any class of our equity securities or units of Simon Property Group, L.P. counts toward fulfillment of these guidelines, including securities held directly, securities held indirectly by or for the benefit of immediate family members, shares of restricted stock that have been earned, even if not vested, and shares held following the exercise of stock options. Unexercised stock options do not count toward these goals. Each of our named executive officers currently meets or exceeds these guidelines.

        We do not have a policy regarding the recovery of performance-based awards in the event of a financial statement restatement beyond the requirements of Section 302 of the Sarbanes-Oxley Act of 2002. That statute requires the chief executive and chief financial officers of a publicly-held company to repay certain amounts if the company restates its financial statements as a result of financial reporting misconduct. The amounts to be repaid consist of (1) any bonus or other incentive-based or equity-based compensation received from the company during a twelve month period following the filing of the financial document in question; and (2) any profits realized from the sale of securities of the company during that period.

Tax Issues

        Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly-held companies for compensation paid to certain executives to the extent their compensation exceeds $1,000,000 in any fiscal year. As long as we qualify as a REIT, we do not pay taxes at the corporate level. To the extent that any part of our compensation expense does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. In addition, the Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of the REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. Although we have not obtained a ruling on this issue, we believe the positions taken in the rulings would apply to our operating partnership as well.

        Substantially all of the services rendered by our executive officers for 2007 were on behalf of our operating partnership. Accordingly, we believe that the compensation we paid to our executive officers for 2007 will not be limited by Section 162(m).

        Section 409A.    On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. As amended, Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees. The Internal Revenue Service finalized Section 409A regulations in 2007, and affected plans must now be amended before January 1, 2009 to conform with these new rules. We believe we are operating in good faith compliance with the statutory provisions which were effective January 1, 2005, and Internal Revenue Service guidance. A more detailed discussion of our nonqualified deferred compensation plan is provided on pages 49 and 50.

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid or awarded to each of our named executive officers for the one year period ended December 31, 2007, and the year ended December 31, 2006. For a more thorough discussion of our executive compensation program, see the Compensation Discussion and Analysis which begins on page 34 of this proxy statement.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus(1) ($) (d)	Stock Awards(2) ($) (e)	All Other Compensation(3) ($) (i)	Total ($) (j)
David Simon Chief Executive Officer	2007 2006	882,308 800,000	1,350,000 1,200,000	1,213,832 1,081,063	15,422 15,093	3,461,562 3,096,156
Stephen E. Sterrett Executive Vice President and Chief Financial Officer	2007 2006	470,192 450,000	450,000 650,000	852,059 704,166	16,488 16,233	1,788,739 1,820,399
Richard S. Sokolov President and Chief Operating Officer	2007 2006	780,423 700,000	900,000 1,000,000	1,341,970 1,167,700	294,584 321,123	3,316,977 3,188,823
Gary L. Lewis Senior Executive Vice President	2007 2006	500,000 500,000	400,000 393,641	911,806 763,913	16,103 15,848	1,827,909 1,673,402
James M. Barkley General Counsel and Secretary	2007 2006	495,192 475,000	600,000 700,000	864,199 704,166	17,390 17,135	1,976,781 1,896,301

(1)
Bonuses paid with respect to 2007 performance were paid in 2008 and bonuses paid with respect to 2006 performance were paid in 2007.

(2)
Represents the dollar amount recognized for financial statement purposes for the shares of restricted stock that were issued under the stock incentive programs for 2006 and earlier. The amounts recognized have been determined in accordance with Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) ("FAS 123R") except that estimated forfeitures were excluded in the determination. For this purpose, the number of shares of restricted stock is multiplied by the closing price of our common stock at the time of grant and then is amortized over the vesting period beginning January 1 of the year of grant. There were no forfeitures of awards to the named executive officers identified in the table. Awards of restricted stock under stock incentive programs are not issued until the following year and therefore are not included in FAS 123R compensation cost for the program year. The cost of each award included in the aggregate cost is as follows:

	Award for Program Year	2007 Compensation Expense			2006 Compensation Expense
David Simon	2002 2003 2004 2005 2006	$	— 351,813 — 521,750 340,269	(a)	$207,500 351,813 — 521,750 —	(a)
Mr. Sterrett	2002 2003 2004 2005 2006	$	— 140,725 219,566 260,875 230,893		$83,000 140,725 219,566 260,875 —
Mr. Sokolov	2002 2003 2004 2005 2006	$	— 281,450 302,850 417,400 340,270		$166,000 281,450 302,850 417,400 —

Mr. Lewis	2002 2003 2004 2005 2006	$	— 140,725 227,138 313,050 230,893	$83,000 140,725 227,138 313,050 —
Mr. Barkley	2002 2003 2004 2005 2006	$	— 140,725 219,566 260,875 243,033	$83,000 140,725 219,566 260,875 —
  (a)
  David Simon decided not to accept an award of performance-based restricted stock under the stock incentive program for 2004.

(3)
Amounts reported in 2007 consist of the following:

	Company and Matching Contributions to 401(k) Retirement Plan	Employee and Dependent Life Insurance Premiums	Use of Charter Aircraft
David Simon	$12,375	$3,047	—
Mr. Sterrett	12,375	4,113	—
Mr. Sokolov	8,941	4,803	$280,841
Mr. Lewis	12,375	3,728	—
Mr. Barkley	12,375	5,015	—

SUPPLEMENTAL TABLE

Total Direct Compensation(1) Earned in Prior Two Fiscal Years

Name	Year	Salary ($)	Bonus(2) ($)	Restricted Stock(3) ($)	Total Direct Compensation ($)	Change from Prior Year
David Simon	2007 2006	882,308 800,000	1,350,000 1,200,000	1,615,254 1,360,732	3,847,562 3,360,732	+14%
Stephen E. Sterrett	2007 2006	470,192 450,000	450,000 650,000	807,627 923,341	1,727,819 2,023,341	-15%
Richard S. Sokolov	2007 2006	780,423 700,000	900,000 1,000,000	1,211,441 1,360,732	2,891,864 3,060,732	-5%
Gary L. Lewis	2007 2006	500,000 500,000	400,000 393,641	807,627 923,341	1,707,627 1,816,982	-6%
James M. Barkley	2007 2006	495,192 475,000	600,000 700,000	807,627 972,017	1,902,819 2,147,017	-11%

(1)
Total direct compensation consists solely of the actual salary paid for the year, the annual cash bonus earned for the year and the shares of restricted stock at their grant date fair value for the applicable performance year. It does not include all elements of compensation shown in the Summary Compensation Table.

(2)
Bonuses with respect to 2007 performance were paid in 2008 and bonuses with respect to 2006 performance were paid in 2007. Bonuses paid in 2008 to David Simon and in 2007 to Messrs. Sterrett, Sokolov and Barkley included amounts intended to reward the executives for their successful efforts in negotiating, closing and integrating the acquisition of The Mills Corporation which was acquired in 2007 by a joint venture in which we own a 50% interest.

(3)
Represents the FAS 123R grant date fair value of the restricted stock awards under the 2007 and 2006 stock incentive programs. The shares of restricted stock for the 2007 stock incentive program were issued on February 28, 2008 and the shares of restricted stock for the 2006 stock incentive program were issued on February 21, 2007.

GRANTS OF PLAN-BASED AWARDS IN 2007

Estimated Future Payouts Under Equity Incentive Plan Awards(1)
Name (a)	Grant Date (b)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)	All Other Stock Awards: Number of Shares of Stock of Units(2) (#) (i)	Grant Date Fair Value of Stock and Option Awards ($/Sh) (l)(3)
David Simon	02/26/07 07/25/07	— 0	— 2,000,000	— 2,500,000	11,769 —	1,360,732 0
Stephen E. Sterrett	02/26/07 05/09/07	— 0	— 1,000,000	— 1,250,000	7,986 —	923,341 0
Richard S. Sokolov	02/26/07 07/25/07	— 0	— 1,500,000	— 1,875,000	11,769 —	1,360,732 0
Gary L. Lewis	02/26/07 05/09/07	— 0	— 1,000,000	— 1,250,000	7,986 —	923,341 0
James M. Barkley	02/26/07 05/09/07	— 0	— 1,000,000	— 1,250,000	8,407 —	972,017 0

(1)
The dollar values shown represent the initial opportunities allocated under the 2007 stock incentive program. Initial opportunities are designated as dollar values at target and maximum levels which may be converted into shares of restricted stock depending on the extent to which the performance measures for the program year are met. Shares of restricted stock under the 2007 stock incentive program were issued in 2008 and the grant date fair value of those awards is reflected in the Supplemental Table on page 45.

(2)
Represents the number of shares of restricted stock issued in 2007 under the 2006 stock incentive program.

(3)
Represents the FAS 123R grant date fair value of the restricted stock issued in 2007 under the 2006 stock incentive program calculated using $115.62, the closing price of our common stock as reported by the NYSE, for February 26, 2007.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

	Option Awards				Stock Awards(1)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($)(2) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(3) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6) (j)
David Simon	75,000 125,000 150,000	0 0 0	23.4063 25.5400 25.5400	03/23/2010 03/26/2011 03/26/2011	36,769	3,193,755	n/a	2,000,000
Stephen E. Sterrett	0	0	0		27,111	2,354,861	n/a	1,000,000
Richard S. Sokolov	50,000 50,000 50,000	0 0 0	23.4063 25.5400 25.5400	03/23/2010 03/26/2011 03/26/2011	41,769	3,628,055	n/a	1,500,000
Gary L. Lewis	0	0	0		29,236	2,539,439	n/a	1,000,000
James M. Barkley	5,000	0	25.5400	03/26/2011	27,532	2,391,430	n/a	1,000,000

(1)
Shares of restricted stock are issued in the year following the program year if performance-based conditions are met and then vest in four equal annual installments beginning on January 1 of the year following the year in which the grant was made. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death, disability or, in certain circumstances, retirement.

(2)
The 1998 plan provides that the exercise price for stock options is equal to the mean between the high and low sales prices for our common stock as reported by the NYSE for the grant date.

(3)
Consists of the following shares of restricted stock that have been issued and not fully vested:

	Program Year	Number of Shares
David Simon	2002 2003 2004 2005 2006	0 6,250 0 18,750 11,769
Mr. Sterrett	2002 2003 2004 2005 2006	0 2,500 7,250 9,375 7,986
Mr. Sokolov	2002 2003 2004 2005 2006	0 5,000 10,000 15,000 11,769
Mr. Lewis	2002 2003 2004 2005 2006	0 2,500 7,500 11,250 7,986
Mr. Barkley	2002 2003 2004 2005 2006	0 2,500 7,250 9,375 8,407
(4)
The market value of the restricted stock was calculated using $86.86, the closing price of our common stock as reported by the NYSE for December 31, 2007.

(5)
The number of shares of restricted stock issuable under the 2007 stock incentive program as of December 31, 2007 could not be calculated. As explained in the following footnote, the number of shares issued was determined on January 30, 2008.

(6)
Represents the initial allocation under the 2007 stock incentive program at the "target" level. The actual number of shares of restricted stock issued, computed using the ten day average trading price of $84.98 per share, was as follows: David Simon—18,828 shares; Mr. Sterrett—9,414 shares; Mr. Sokolov—14,121 shares; Mr. Lewis—9,414 shares; and Mr. Barkley—9,414 shares. The FAS 123R grant date fair market value of the restricted stock awarded is set forth in the Supplemental Table.

OPTION EXERCISES AND STOCK VESTED IN 2007

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
David Simon	0	0	18,750	1,899,188
Stephen E. Sterrett	0	0	11,750	1,190,158
Richard S. Sokolov	0	0	20,000	2,025,800
Gary L. Lewis	0	0	12,500	1,266,125
James M. Barkley	0	0	11,750	1,190,158

(1)
Value realized is calculated on the basis of the difference between the exercise price and the closing price of our common stock as reported by the NYSE on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)
Portions of restricted stock awards from stock incentive programs for 2005 and earlier vested on January 1, 2007. Value realized is calculated by multiplying $101.29 (the closing price of our common stock as reported by the NYSE on December 29, 2006) by the number of shares that vested on January 1, 2007.

NONQUALIFIED DEFERRED COMPENSATION IN 2007

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings (Losses) in Last FY ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(3) (f)
David Simon	$400,000	0	$(831,880)	0	$15,486,408
Stephen E. Sterrett	923,341	0	(1,021,098)	$631,573	8,339,757
Richard S. Sokolov	0	0	0	0	0
Gary L. Lewis	0	0	(17,388)	89,138	4,108,679
James M. Barkley	972,017	0	(1,110,335)	0	11,494,207

(1)
The contributions for David Simon include $400,000 of the amount reported in the Salary column of the Summary Compensation Table for 2007. The contributions for Mr. Sterrett and Mr. Barkley represent a portion of their restricted stock awards made under the 2006 stock incentive program.

(2)
Aggregate earnings include dividends paid on, and appreciation of, shares of our common stock held in the plan.

(3)
Of the amounts in this column, the following amounts are or were previously reported in the Summary Compensation Table: Mr. Simon—$6,588,250, Mr. Sterrett—$1,043,500, Mr. Sokolov—$0, Mr. Lewis—$894,900, and Mr. Barkley—$4,014,555.

        The assets of our deferred contribution plan are held in what is commonly referred to as a "rabbi trust" arrangement. This means the assets of the plan are subject to the claims of our general creditors in the event of our insolvency. The plan assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant as determined by the committee appointed to administer the plan or a change in control affecting us.

        We have not made any contributions to the executive account of our deferred compensation plan since its inception in 1995. As a result, the contributions and aggregate balances shown in the table above are composed entirely of contributions made by the executives from their salary, bonus or restricted stock awards for prior years and earnings on those amounts. The earnings do not represent above-market or preferential rates. The executives may vote and are entitled to receive dividends on their restricted stock awards in the plan.

        Deferral elections are made by eligible executives in June of each year for amounts to be earned or granted in the following year. An executive may defer all or a portion of salary, annual bonus or restricted stock awards.

        The investment options available to an executive under the deferral program vary depending upon the type of compensation being deferred. Deferred compensation consisting of shares of our common stock may be kept in that form. The table below shows the investment options available and their annual rate of return for the calendar year ended December 31, 2007:

Name of Fund	Rate of Return	Name of Fund	Rate of Return
CMA Money Fund	4.910%	BlackRock Bond Fund	4.770%
Pimco Total Return Fund	8.592%	BlackRock Balanced Capital Fund	5.358%
Oppenhiemer Quest Balanced Fund	-3.886%	JP Morgan US Equity Fund	10.110%
Massachusetts Investors Trust Fund	10.558%	BlackRock Basic Value Fund	0.973%
BlackRock Fundamental Growth	19.959%	Lord Abbett Mid Cap Value Fund	0.433%
BlackRock Aurora Fund	1.337%	BlackRock Global Allocation Fund	16.708%
(Replaced by JP Morgan Small Cap Equity Fund on 3/19/07)		AllianceBernstein International Growth fund	17.136%
JP Morgan Small Cap Equity Fund (from 3/19/07)	3.553%

ESTIMATED POST-EMPLOYMENT PAYMENTS
UNDER ALTERNATIVE TERMINATION SCENARIOS

        This section discloses the payments we would make to our named executive officers under alternative scenarios in which their employment could terminate. These consist of payments we would make under our current severance policy (which applies to all full-time employees) and Mr. Sokolov's employment agreement and certain continuing benefits under our 1998 plan. There are no other agreements, arrangements or plans that entitle our executive officers to severance, perquisites or other enhanced benefits upon a termination of employment. We do not disclose payments or other benefits under our 401(k) retirement plan and health and welfare plans because all salaried employees are entitled to the same benefits under those plans. We also do not disclose distributions from the deferred compensation plan because, as explained on pages 49 and 50 of this proxy statement, the balances in the deferred compensation plan consist entirely of contributions made by the executives and earnings on those accounts.

Severance Policy

        Under our current severance policy (which we may change without notice), we normally pay a severance benefit to a full-time employee (not covered by a collective bargaining agreement) whose employment is involuntarily terminated due to:

  •
  a reduction in force or organizational change following which the employee is not offered another position at substantially the same compensation;

  •
  the sale of assets, merger, reorganization, termination of management contract following which the employee is not offered another position with us or the successor company or manager at substantially the same compensation; or

  •
  contracting or subcontracting with a third party for services previously performed by our employees, but only if the employee applies for a position with the contractor and is not offered a position.

The severance benefit to our named executive officers is equal to one week of pay for each completed year of service, with a maximum of sixteen weeks. We do not pay severance to an employee whose employment is terminated under other circumstances, including termination for cause (which we can determine in our sole discretion).

        In the event that any of our named executive officers, other than Mr. Sokolov, were involuntarily terminated as of December 31, 2007 under the circumstances covered by our current severance policy, they would have been entitled to the following severance benefit: David Simon, $307,692; Mr. Sterrett, $146,154; Mr. Lewis, $153,846; and Mr. Barkley, $153,846. We discuss Mr. Sokolov's severance benefits below in the summary of his employment agreement.

1998 Stock Plan

        Pursuant to the 1998 plan and the terms of the awards granted by the committee as part of our annual stock incentive program, if a participant's employment is terminated for any reason (other than death, permanent disability or, as described below, retirement) the unvested portion of any restricted stock award will terminate. The unvested portion of restricted stock awards fully vest upon the death of a participant and will continue to vest upon the permanent disability of a participant. In the event any of our named executive officers were to have died or become permanently disabled as of December 31, 2007, the value (based on the closing price of $86.86 for our common stock as reported by the NYSE on December 31, 2007) of the unvested portion of their restricted stock awards would have been: David Simon, $3,193,755; Mr. Sterrett, $2,354,861; Mr. Sokolov, $3,628,055; Mr. Lewis, $2,539,439; and Mr. Barkley, $2,391,430.

        If a participant's employment terminates, the vested portion of his option awards will continue to be exercisable for a period of one year in the case of death or disability, three years in the case of retirement at or after age 65, and thirty days if his service is terminated for any other reason other than "cause". In the event service is terminated for cause, all option awards terminate. A participant is deemed to be terminated for "cause" under the 1998 plan if he is discharged (1) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against us or any of our affiliates, (2) for violation of our policies or the policies of any of our affiliates, (3) for serious and willful acts of misconduct detrimental to our or our affiliates' business or reputation or (4) for "cause" or any like term as defined in any written contract with the participant. All option awards held by our named executive officers were fully vested at December 31, 2007, so death, disability or retirement would not have affected any of those awards.

Employment Agreement with Mr. Sokolov

        We have an employment agreement with Mr. Sokolov which has a term ending December 31, 2009, subject to automatic renewal for two successive one-year periods unless either party provides 90 day advance notice. The agreement provides for an annual base salary of $782,000, subject to annual review and adjustment by the committee. The agreement also provides that he is eligible to receive a cash bonus of not less than 75% and not more than 150% of his base salary as determined by the committee.

        Mr. Sokolov's employment agreement provides severance benefits that are different from our current severance policy. These benefits are only payable if his employment terminates under the circumstances described in this section. If Mr. Sokolov's employment was terminated by us without "cause," or by him for "good reason," we would have to pay him an amount equal to one year's current base salary and his target bonus in twelve monthly installments. In those instances and also in the event of disability, any unvested restricted stock awards that the committee had granted would continue to vest provided that Mr. Sokolov executes a release in favor of the company and complies with the restrictive covenants described in the following paragraph.

        The agreement includes covenants which restrict Mr. Sokolov while he is employed and during any period of time in which restricted stock awards continue to vest from: (1) soliciting any of our employees or inducing them to terminate their employment with us; (2) employing or offering employment to any persons employed by us in a non-administrative capacity during the previous twelve months; or (3) diverting any persons from doing business with us or inducing any persons from doing business with us or inducing anyone to cease being one of our customers or suppliers.

        For purposes of Mr. Sokolov's agreement, "cause" is defined as a substantial and continued failure to perform his duties (following notice and an opportunity to cure) or conviction of a felony. "Good reason" is defined as a material diminution of or material adverse change in his duties, offices or responsibilities (including removal from or failure to secure his election to, the Board of Directors); a material breach of our obligations; a failure to have the agreement assumed by any successor to our business; or a required relocation of his principal base location from Youngstown, Ohio or Indianapolis, Indiana.

        In the event Mr. Sokolov was terminated by us without "cause" or by him for "good reason" on December 31, 2007, he would have been entitled to receive a severance benefit of $1,368,500 under his employment agreement.

DIRECTOR COMPENSATION

        The following table sets forth information regarding the compensation we paid to our non-employee directors for 2007.

2007 DIRECTOR COMPENSATION TABLE

Name (a)(1)	Fees earned or paid in cash ($) (b)	Stock Awards(2) ($) (c)	Total ($) (h)
Birch Bayh	67,500	127,080	194,580
Melvyn E. Bergstein	78,500	127,080	205,580
Linda Walker Bynoe	70,000	110,991	180,991
Karen N. Horn Ph.D.	77,500	123,642	201,142
Reuben S. Leibowitz	76,000	99,906	175,906
Fredrick W. Petri	75,000	82,428	157,428
J. Albert Smith, Jr.	91,500	147,683	239,183
Pieter S. van den Berg	62,000	110,991	172,991
M. Denise DeBartolo York	56,000	82,428	138,428

(1)
David Simon, Richard S. Sokolov, Herbert Simon and Melvin Simon, who are also directors, are not included in this table because they receive no additional compensation for their service as directors. The compensation received by David Simon and Mr. Sokolov is shown in the Summary Compensation Table on page 43. We paid Herbert Simon and Melvin Simon total compensation for 2007 as follows: Herbert Simon—$200,468 and Melvin Simon—$200,468.

(2)
Represents the dollar amount recognized for financial statement purposes for restricted stock awards to the directors. The amounts recognized were determined in accordance with FAS 123R. For a discussion of the assumptions made in the determination of cost under FAS 123R, see footnote 2 to the Summary Compensation Table beginning on page 43. The cost of each award included in the aggregate cost is as follows:

Name	2004 Award	2005 Award	2006 Award	2007 Award
Mr. Bayh	$14,901	$22,230	$29,903	$60,046
Mr. Bergstein	14,901	22,230	29,903	60,046
Ms. Walker Bynoe	11,463	17,100	27,412	55,016
Dr. Horn	11,463	22,230	29,903	60,046
Mr. Leibowitz	0	17,478	27,412	55,016
Mr. Petri	0	0	27,412	55,016
Mr. Smith	17,194	25,650	34,887	69,952
Mr. van den Berg	11,463	17,100	27,412	55,016
Ms. DeBartolo York	0	0	27,412	55,016

The following table sets forth the aggregate number of shares of restricted stock held by each non-employee director as of December 31, 2007. The amounts do not include shares acquired from the reinvestment of dividends which is required under our deferred compensation plan.

Name	Number of Shares of Restricted Stock
Mr. Bayh	5,792
Mr. Bergstein	5,492
Ms. Walker Bynoe	4,734
Dr. Horn	4,192
Mr. Leibowitz	2,734
Mr. Petri	1,734
Mr. Smith	6,706
Mr. van den Berg	1,734
Ms. DeBartolo York	1,734

No stock options were granted to non-employee directors during 2007 and there were no stock options previously awarded to non-employee directors that were outstanding as of December 31, 2007.

The aggregate FAS 123R grant date fair value of the restricted stock awards granted in 2007 was as follows:

Name	Grant Date Fair Value
Mr. Bayh	$90,000
Mr. Bergstein	90,000
Ms. Walker Bynoe	82,500
Dr. Horn	90,000
Mr. Leibowitz	82,500
Mr. Petri	82,500
Mr. Smith	105,000
Mr. van den Berg	82,500
Ms. DeBartolo York	82,500

Compensation of Non-Employee Directors

        The Board of Directors believes that competitive compensation arrangements are necessary to attract and retain qualified non-employee directors. The key components of our director compensation program are an annual cash retainer, cash fees for committee meeting attendance, annual restricted stock grants and additional compensation to committee chairs and the Lead Director.

        During 2007, we paid each non-employee director an annual retainer of $55,000. We also paid each non-employee director a fee of $1,000 for attending each committee meeting. There are no fees for attending meetings of the Board of Directors.

        Non-employee directors who serve as chairpersons of standing committees (excluding the Executive Committee) receive an additional annual cash fee of $10,000 (in the case of the Audit Committee) or $7,500 (in the case of all other standing committees). The Lead Director also receives an additional annual cash fee of $12,500.

        Under the 1998 plan, each non-employee director receives on the first day of the first calendar month following his or her initial election as a director, an award of restricted stock with a value of $82,500 (pro-rated for partial years of service). Thereafter, as of the date of each annual meeting of stockholders, non-employee directors who are re-elected receive an award of restricted stock having a value of $82,500. In addition, we make additional awards of restricted stock on the same date to the chairpersons of the standing committees (excluding the Executive Committee) having a value of $10,000 (in the case of the Audit Committee) or $7,500 (in the case of all other standing committees). The Lead Director also receives an annual restricted stock award having a value of $12,500. The number of shares included in any award of restricted stock is determined by dividing the cash value of such award by the 20 trading day average closing price of our common stock ending on the trading day immediately preceding the date of any such award. The restricted stock vests in full after one year.

        Once vested, all restricted stock awards granted to our non-employee directors must be held in the director account of our deferred compensation plan until the director retires, dies or becomes disabled or otherwise no longer serves as a director. The directors may vote and are entitled to receive dividends on the restricted stock awards in the account. Dividends on the restricted stock awards are reinvested in shares of our common stock. There are no assets other than shares of common stock in the director account.

Director Ownership Guidelines

        Each of our directors is required to own not less than 3,000 shares of our common stock or units of Simon Property Group, L.P. within two years after he or she is initially elected to the Board, and not less than 5,000 shares of our common stock within three years from such date. In addition, starting with the 2006 grants, our directors are required to hold vested restricted stock awards in the director account of our deferred compensation plan until the director retires, dies or becomes disabled, or otherwise no longer serves as a director. Any director who is prohibited by law or by applicable regulation of his or her employer from having an ownership interest in our securities will be exempt from this requirement until the restriction is lifted at which time he or she will have the following two and three year periods to comply with the ownership guidelines. Stock options and unvested shares of restricted stock do not count toward these goals. As of December 31, 2007, each of our directors were either in compliance with the ownership guideline or we believe were otherwise on track to own the necessary number of shares within the applicable deadline.

Director Compensation Decisions for 2008

        Effective January 1, 2008, we approved changes to our director compensation program. The annual cash retainer paid to non-employee directors and committee meeting attendance fees was increased to $70,000 and $1,500, respectively. Board meeting fees were increased to $2,000 per meeting. In addition, non-employee directors who travel more than four (4) time zones to attend a Board or committee meeting will receive double meeting fees.

ANNUAL REPORT

        Our Annual Report for the year ended December 31, 2007, including financial statements audited by E&Y, independent registered public accounting firm, and their report thereon, is available to our stockholders on the Internet as described in the Notice of Internet Availability of Proxy Materials. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2007, will be sent to any stockholder, without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to Shelly J. Doran, Vice President of Investor Relations, Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204. Our Form 10-K is also available and may be accessed free of charge through the About Simon/Investor Relations/Other Financial Reports section of our internet website, www.simon.com.

STOCKHOLDER PROPOSALS AT
2009 ANNUAL MEETING

        The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2009 annual meeting of stockholders, or for presentation at such meeting, is November 29, 2008. In the event that the 2009 annual meeting of stockholders is called for a date that is not within 30 days before or after May 8, 2009, in order to be timely, we must receive notice by the stockholder not later than the close of business on the later of 120 calendar days in advance of the 2009 annual meeting of stockholders or ten calendar days following the date on which public announcement of the date of the meeting is first made. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8, as well as the advance notification requirements set forth in our By-Laws. A copy of the advance notification requirements may be obtained from James M. Barkley, General Counsel and Secretary, Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204.

INCORPORATION BY REFERENCE

        To the extent this proxy statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled "COMPENSATION COMMITTEE REPORT" and "REPORT OF THE AUDIT COMMITTEE" should not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

Appendix A

SIMON PROPERTY GROUP, INC.

CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

        At least a majority of the Board of Directors shall be independent at all times, although it is the Board's goal that at least two-thirds of the Directors will be independent under the rules established by the New York Stock Exchange ("NYSE"). The NYSE rules define Director independence as requiring a board determination that a Director does not have any direct or indirect material relationship with the Company. In accordance with the NYSE rules, the Board has established the following guidelines to assist it in determining Director independence:

  i.
  A Director will not be independent unless the Board affirmatively determines that the Director has no material relationship with the Company.

  ii.
  A Director will not be independent if, within the preceding three years: (A) the Director was employed by the Company; (B) an immediate family member of the Director was employed by the Company as an officer; (C) the Director was (but is no longer) a partner or employee of the Company's internal or external auditor and personally worked on the Company's audit within that time or is a current partner or employee of such firm; (D) an immediate family member of the Director was (but is no longer) a partner or employee of the Company's internal or external auditor and personally worked on the Company's audit within that time or is a current employee of such firm and participates in the firm's audit, assurance or tax compliance practice or is a current partner of the firm; (E) a Company Executive Officer was on the board of directors of a company which employed the Director, or which employed an immediate family member of the Director as an officer, (F) the Director or a member of his or her immediate family received $100,000 or more during any twelve-month period in direct compensation from the Company (other than Director and Committee fees and deferred compensation for prior service which is not contingent on continued service), or (G) a company made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or two percent (2%) of such other company's consolidated gross revenues, and such company currently employs the Director or currently employs an immediate family member of the Director as an executive officer.

  iii.
  The following commercial or charitable relationships will not be considered to be material relationships that would impair a Director's independence: (A) if a Company Director is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than one percent (1%) of the total consolidated assets of the company he or she serves as an executive officer; or (B) if a Company Director serves as an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than five percent (5%) of that organization's total annual charitable receipts.

  iv.
  The Board will annually review all commercial and charitable relationships between the Company and the Directors.

  v.
  For relationships not covered by the guidelines in subsections (ii) and (iii) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence guidelines set forth in subsections (ii) and (iii) above.

A-1

  vi.
  The Company shall explain in its next proxy statement the basis for any Board determination of independence for a Director who does not meet the categorical standards set forth in subsections (ii) and (iii) above.

  vii.
  Directors who serve on the Company's Audit Committee shall meet the heightened requirements for independence required by the NYSE and applicable securities laws.

  viii.
  The Company will not make loans or extend credit to Directors or Company officers

A-2

Appendix B

SIMON PROPERTY GROUP, L.P.
1998 STOCK INCENTIVE PLAN
(As Proposed to be Amended May 8, 2008)

SIMON PROPERTY GROUP, L.P.
1998 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

SIMON PROPERTY GROUP, L.P.
1998 STOCK INCENTIVE PLAN

ARTICLE 1
GENERAL

        1.1    Purpose.

        The purpose of this 1998 Stock Incentive Plan (the "Plan") is to provide for certain key personnel (as defined in Section 1.3) of Simon Property Group, L.P. (the "Partnership") and certain of its Affiliates (as defined in Section 1.6) an equity-based incentive to maintain and enhance the performance and profitability of the Partnership and Simon Property Group, Inc. (the "Company"). It is intended that awards granted under this Plan may provide performance-based compensation within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder from time-to-time (the "Code"), to the extent applicable.

        1.2    Administration.

        (a)    The Plan shall be administered by a committee (the "Committee") appointed by the Partnership, by action of its General Partner, which Committee shall consist of two or more directors of the Company. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. The members of the Committee shall be appointed by and may be changed at any time and from time to time in the discretion of, the Partnership, by action of its General Partner.

        (b)   The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan agreements executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

        (c)    The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive.

        (d)   No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

        (e)    Notwithstanding anything to the contrary contained herein: (i) until the Partnership shall appoint the members of the Committee, the Plan shall be administered by the General Partner, and (ii) the General Partner may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In either of the foregoing events, the term Committee as used herein shall be deemed to mean the General Partner.

        1.3    Persons Eligible for Awards.

        Awards under Articles 2 and 3 of the Plan may be made to such officers, employee-directors, Eligible Directors, executive, managerial, professional or other employees, advisors and consultants ("key personnel") of the Partnership or its Affiliates, other than Melvin Simon and Herbert Simon, as the Committee shall from time to time in its sole discretion select. Eligible Directors shall also receive awards as provided in Article 4 of the Plan.

        1.4    Types of Awards Under Plan.

        (a)    Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) stock appreciation rights related to an option ("related stock appreciation rights"), (iii) stock appreciation rights not related to any option ("unrelated stock appreciation rights"), (iv) restricted stock awards and (v) performance units, all as more fully set forth in Articles 2, 3 and 4.

        (b)   Options granted under the Plan may be either (i) "nonqualified" stock options subject to the provisions of section 83 of the Code or (ii) options intended to qualify for incentive stock option treatment described in Code section 422.

        (c)    All options when granted are intended to be nonqualified stock options, unless the applicable Plan agreement explicitly states that the option is intended to be an incentive stock option. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified stock option appropriately granted under the Plan provided that such option (or portion) otherwise meets the Plan's requirements relating to nonqualified stock options.

        (d)   In the event the Company or an Affiliate consummates a transaction described in Code section 424(a), persons who become key personnel or directors on account of such transaction may be granted options in substitution or as a replacement for options granted by the former employer. The Committee, in its sole discretion and consistent with Code section 424(a), shall determine the exercise price of the substitute options.

        1.5    Shares Available for Awards.

        (a)    Subject to Section 5.6 (relating to adjustments upon changes in capitalization), the aggregate number of shares of Common Stock (as defined in Section 1.6) which may be delivered under the Plan pursuant to awards hereunder shall not exceed 11,300,000 shares. The number of unrestricted shares acquired pursuant to the exercise of any related stock appreciation right pursuant to the Plan shall be deemed to be equal to the number of shares surrendered, or as to which the grantee's right to purchase, acquire or receive is surrendered, in connection with such exercise, and, to the extent that any payment to a grantee upon exercise of any stock appreciation right is made in the form of restricted shares, the portion of the shares surrendered, or as to which such grantee's right to purchase, acquire or receive is surrendered, which is related to payment in the form of restricted shares shall not be deemed to be unrestricted shares acquired pursuant to the Plan until such restricted shares become unrestricted. Upon unconditional vesting of the right of any grantee to payment pursuant to any performance unit in cash or any other form (other than restricted or unrestricted shares), a number of unrestricted shares, equal to the portion of the shares subject to such performance unit to which such payment relates, shall be deemed to be delivered pursuant to the Plan in connection therewith. The number of shares delivered in full or partial payment of any option exercise price under the Plan shall be deducted from the number of shares delivered to the grantee pursuant to such option for purposes of determining the number of unrestricted shares delivered pursuant to the Plan. Without limiting the generality of the foregoing, shares of Common Stock covered by awards granted under the Plan which expire or terminate for any reason (other than an option or part thereof which is canceled by the Committee and for which cash is paid in respect thereof pursuant to Section 2.5(f)) shall again become available for award under the Plan.

        (b)   Shares of Common Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued or treasury shares of Common Stock.

        (c)    Without limiting the generality of the foregoing, the Committee may, with the grantee's consent, cancel any award under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made.

        1.6    Definitions of Certain Terms.

        (a)    The term "Affiliate" as used herein means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Partnership, as determined by the Committee in its sole discretion; provided, however, that the Company and Affiliates of the Company shall be considered Affiliates of the Partnership.

        (b)   The term "Common Stock" as used herein means the shares of common stock, par value $0.0001 per share, of Simon Property Group, Inc., as constituted on the effective date of the Plan, all rights which trade with such shares of common stock, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

        (c)    The term "Eligible Director" means a director of the Company who is not an employee of the Partnership or any of its Affiliates.

        (d)   Except as provided in Article 4, the "fair market value" as of any date and in respect of any share of Common Stock shall be the closing price of a share of Common Stock as reported on the New York Stock Exchange for the date of grant if shares of Common Stock are then trading upon such exchange, or if not, then the closing price of a share of Common Stock as reported by such other stock exchange on which shares of the Common Stock are principally trading, on such date. In no event shall the fair market value of any share be less than its par value.

        (e)    The term "Performance Cycle" means the period of time established by the Committee within which Performance Goals are required to be attained or satisfied.

        (f)    The term "Performance Goals" means the performance goals established by the Committee with respect to the Company, the Partnership or any Affiliates, in the Committee's sole discretion. With respect to any participant who is a "covered employee" within the meaning of Code section 162(m), (i) the Performance Goals shall be in writing and shall be based on any one or any combination of the following business criteria: (A) earnings per share; (B) return on equity; (C) return on assets; (D) market value per share; (E) funds from operations; (F) return to stockholders (including dividends); (G) revenues; (H) market share; (I) cash flow; and (J) cost reduction goals; (ii) the Performance Goals with respect to those business criteria may be determined on a corporate, regional, departmental or divisional basis and may be expressed in absolute terms or by reference to an identified variable standard or by reference to comparative performance of an identified group of businesses; and (iii) awards shall be delivered only after it is certified, in writing, by the Committee that the Performance Goals as established by the Committee have been attained or otherwise satisfied within the Performance Cycle.

        1.7    Agreements Evidencing Awards

        (a)    Options, stock appreciation rights and restricted stock awards granted under the Plan shall be evidenced by written agreements. Other awards granted under the Plan shall be evidenced by written agreements to the extent the Committee may in its sole discretion deem necessary or desirable. Any such written agreements shall (i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "Plan agreements."

        (b)   Each Plan agreement shall set forth the number of shares of Common Stock subject to the award granted thereby.

        (c)    Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the related option which shall also be subject to the related stock appreciation right granted thereby.

        (d)   Each Plan agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee in connection with the exercise of the option evidenced thereby. The option exercise price per share shall not be less than the fair market value of a share of Common Stock on the date the option is granted.

        (e)    Each Plan agreement with respect to a stock appreciation right shall set forth the amount (the "appreciation base") over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. The appreciation base per share of Common Stock subject to a stock appreciation right shall not be less than (i) in the case of an unrelated stock appreciation right, the fair market value of a share of Common Stock on the date the stock appreciation right is granted, or (ii) in the case of a related stock appreciation right, the higher of the fair market value of a share of Common Stock on the date the stock appreciation right is granted or the option exercise price per share of Common Stock subject to the related option.

        (f)    Despite any other provision of this Plan to the contrary, the Committee shall not grant any awards with terms or conditions that would subject the grantee to gross income inclusion, interest, or additional tax pursuant to Code section 409A.

ARTICLE 2
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        2.1    Grants of Stock Options.

        The Committee may grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan; provided, however, that (i) the maximum number of shares subject to all awards granted to any Plan participant pursuant to the Plan shall not exceed 600,000 in any calendar year and (ii) the exercise price of any options shall not be less than fair market value on the date of grant.

        2.2    Reserved.

        2.3    Grant of Stock Appreciation Rights.

        (a)    Related Stock Appreciation Rights. The Committee may grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time the related option is granted or any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. The grantee of a related stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Partnership for cancellation all or a portion of the related option granted under the Plan, but only to the extent that such option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to such option or portion thereof (determined as of the date of exercise of such stock appreciation right), over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to such stock appreciation right or portion thereof.

        (b)   Unrelated Stock Appreciation Rights. The Committee may grant an unrelated stock appreciation right in such amount and subject to such terms and conditions, as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. The grantee of an unrelated stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Partnership for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to such stock appreciation right or portion thereof (determined as of the date of exercise of such stock appreciation right), over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to such stock appreciation right or portion thereof.

        (c)    Payment. Payment due to the grantee upon exercise of a stock appreciation right shall be made in cash and/or in Common Stock (valued at the fair market value thereof as of the date of exercise) as determined by the Committee in its sole discretion.

        2.4    Exercise of Related Stock Appreciation Right Reduces Shares Subject to Option.

        Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

        2.5    Exercisability of Options and Stock Appreciation Rights.

        Subject to the other provisions of the Plan:

        (a)    Exercisability Determined by Plan Agreement. Each Plan agreement shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, as determined by the Committee in its sole discretion.

        (b)   Default Provisions. Unless the applicable Plan agreement otherwise specifies:

          (i)    no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant;

          (ii)    each option or stock appreciation right granted under the Plan shall become cumulatively exercisable with respect to 40% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on the first anniversary of the date of grant, and with respect to an additional 30% of shares of Common Stock subject thereto, rounded down to the next lower full share, on the second anniversary of the date of the grant;

          (iii)   each option or stock appreciation right shall become 100% exercisable on the third anniversary of the date of grant;

          (iv)   except as provided in Section 2.7 each option or stock appreciation right shall remain 100% exercisable through the day prior to the tenth anniversary of the date of grant, after which such option or stock appreciation right shall terminate and cease to be exercisable; and

          (v)    no option or stock appreciation right shall be exercisable to the extent that such exercise will cause the Partnership or Affiliate to pay any amount that would be nondeductible by the Partnership or such Affiliate by reason of Code section 162(m).

        (c)    Exercise of Related Stock Appreciation Right. Unless the applicable Plan agreement otherwise provides, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

        (d)   Partial Exercise Permitted. Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such option or stock appreciation right shall then be exercisable. No option shall be exercised with respect to less than 50 shares of Common Stock unless the option is being exercised with respect to the full number of shares issuable hereunder.

        (e)    Notice of Exercise; Exercise Date.

          (i)    An option or stock appreciation right shall be exercisable by the filing of a written notice of exercise with the Partnership, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.6.

          (ii)    Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, the date of exercise of an unrelated stock appreciation right shall be the date the Partnership receives such written notice of exercise.

          (iii)   For purposes of the Plan, the "option exercise date" shall be deemed to be the sixth business day immediately following the date written notice of exercise is received by the Partnership.

        (f)    Cashout of Options. If and to the extent that the applicable Plan agreement so provides: At any time after receipt of written notice of exercise of an option and prior to the "option exercise date" (as defined in Section 2.5(e)), the Committee in its sole discretion may by written notice to the grantee, cancel the option or any part thereof if the Committee in its sole discretion determines that tax, legal or contractual restrictions or brokerage or other market considerations would make the acquisition of Common Stock, or the grantee's sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee cancels such option or any part thereof, the Partnership shall pay to the grantee, as soon as practicable thereafter, an amount equal in cash to the excess of (i) the aggregate fair market value of the shares of Common Stock subject to the option or part thereof canceled (determined as of the option exercise date), over (ii) the aggregate option exercise price of the shares of Common Stock subject to the option or part thereof canceled.

        2.6    Payment of Option Price.

        (a)    Tender Due Upon Notice of Exercise. Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, (i) any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased, and (ii) the grantee shall have no right to receive shares of Common Stock with respect to an option exercise prior to the option exercise date.

        (b)   Manner of Payment. Payment of the option exercise price shall be made in any combination of the following:

          (i)    by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

          (ii)    with the consent of the Committee in its sole discretion, by personal check (subject to collection), which may in the Committee's sole discretion be deemed conditional;

          (iii)   if and to the extent provided in the applicable Plan agreement, by delivery of previously acquired shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may prescribe) having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 5.3);

          (iv)   with the consent of the committee in its sole discretion, by the promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine in its sole discretion; provided, however, no grantee who is subject to Section 402 of the Sarbanes-Oxley Act of 2002 (the "S-O Act") may pay pursuant to this clause (iv); or

          (v)    by any other means which the Committee, in its sole discretion, determines to be consistent with the purposes of the Plan.

        (c)    Cashless Exercise. For any grantee who is not subject to Section 402 of the S-O Act, payment in accordance with clause (i) of Section 2.6(b) may be deemed to be satisfied, if and to the extent provided in the applicable Plan agreement, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise.

        (d)   Issuance of Shares. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 5.3, deliver to the grantee one or more certificates for the shares of Common Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

        2.7    Termination of Service.

        For purposes of the Plan, "termination of service" means, in the case of an employee, the termination of the employment relationship between the employee and the Partnership and all Affiliates; and in the case of an individual who is not an employee, the termination of the service relationship between the individual and the Partnership and all Affiliates. Subject to the other provisions of the Plan and unless the applicable Plan agreement otherwise provides:

        (a)    General Rule. All options and stock appreciation rights granted to a grantee shall terminate upon his termination of service for any reason (including death) except to the extent post-service exercise of the vested portion of an option or stock appreciation right is permitted in accordance with this Section 2.7. The "vested portion" of any option or stock appreciation right shall mean the portion thereof which is exercisable immediately prior to the grantee's termination of service for any reason.

        (b)   Improper Activity. All options and stock appreciation rights granted to a grantee shall terminate and expire on the day of the grantee's termination of service for cause, whether or not the grantee is a party to a written service contract. For purposes of this Section 2.7, a grantee's service shall be deemed to be terminated for "cause" if he is discharged (i) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Partnership or any Affiliate, (ii) for violation of a policy of the Partnership or any Affiliate, (iii) for serious and willful acts of misconduct detrimental to the business or reputation of the Partnership or any Affiliate or (iv) for "cause" or any like term as defined in any written contract with the grantee.

        (c)    Regular Termination; Leaves of Absence. If the grantee's service terminates for reasons other than as provided in subsection (b) or (d) of this Section 2.7, the portion of options and stock appreciation rights granted to such grantee which were exercisable immediately prior to such termination of service may be exercised until the earlier of (i) 30 days after his termination of service or (ii) the date on which such options and stock appreciation rights terminate or expire in accordance with the provisions of the Plan (other than this Section 2.7) and the Plan agreement; provided, that the Committee may in its sole discretion determine such other period for exercise in the case of an individual whose service terminates solely because the employer ceases to be an Affiliate or the grantee transfers employment with the Partnership's consent to a purchaser of a business disposed of by the Partnership. The Committee may in its sole discretion determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of service for purposes of the Plan, and (ii) the impact, if any, of any such leave on outstanding awards under the Plan. The Committee shall not, however, have the discretion to grant any extension of an exercise or expiration period that would subject the grantee to gross income inclusion, interest, or additional tax pursuant to Code section 409A.

        (d)   Death; Disability; Retirement. If a grantee's service terminates by reason of death, disability, or retirement at or after age 65, the portion of options and stock appreciation rights granted to such grantee which were exercisable immediately prior to such termination of service may be exercised until the earlier of (i) one year after his termination of service in the case of death or disability or three years after his termination of service by reason of retirement, or (ii) the date on which such options and stock appreciation rights terminate or expire in accordance with the Plan agreement. For purposes of this Section 2.7, the term

"disability" shall mean, with respect to any grantee, a "permanent and total disability" as defined in section 22(e)(3) of the Code.

        2.8    Special ISO Requirements.

        In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code section 424(a) applies. The aggregate fair market value, determined as of the date an option is granted, of the Common Stock for which any grantee may be awarded incentive stock options which are first exercisable by the grantee during any calendar year under the Plan (and any other stock option plan to be taken into account under Code section 422(d)) shall not exceed $100,000. If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.

ARTICLE 3
AWARDS OTHER THAN STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        3.1    Restricted Stock Awards.

        (a)    Grant of Awards. The Committee may grant restricted stock awards, alone or in tandem with other awards, under the Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of service with the Partnership or any Affiliate, upon the attainment of specified Performance Goals within specified Performance Cycles, and/or upon such other criteria as the Committee may determine in its sole discretion; provided, however; that subject to Section 5.17, every restricted stock award which is based solely on completion of a specified period of service must have a minimum period of service of thirty-six consecutive months and any restricted stock award which is based in whole or in part on the achievement of specified Performance Goals must relate to a Performance Cycle of not less than twelve consecutive months.

        (b)   Payment. Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment for a restricted stock award which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine.

        (c)    Forfeiture Upon Termination of Service. Unless the applicable Plan agreement otherwise provides or the Committee otherwise determines, (i) if a grantee's service terminates for any reason (other than death or disability) before all of his restricted stock awards have vested, such unvested awards shall terminate and expire upon such termination of service, and (ii) in the event any condition to the vesting of restricted stock awards is not satisfied within the period of time permitted therefor, such restricted shares shall be returned to the Partnership. If a grantee's service terminates by reason of death or disability any unvested portion of a restricted stock award which has been earned as a result of the attainment of applicable Performance Goals shall be fully vested as of the awardee's date of death or disability.

        (d)   Issuance of Shares. The Committee may provide that one or more certificates representing restricted stock awards shall be registered in the grantee's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Partnership on behalf of the grantee until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine. Unless the applicable Plan agreement otherwise provides, no share of restricted stock may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such share has vested in accordance with the terms of such award. Subject to the provisions of Section 5.4, as soon as practicable after any restricted stock award shall vest, the Partnership shall issue or reissue to the grantee (or to his designated beneficiary in the event of the grantee's death) one or more certificates for the Common Stock represented by such restricted stock award without such restricted legend.

        (e)    Grantees' Rights Regarding Restricted Stock. Unless the applicable Plan agreement otherwise provides, (i) a grantee may vote and receive dividends on restricted stock awarded under the Plan, and (ii) any stock received as a dividend on, or in connection with a stock split of, a restricted stock award shall be subject to the same restrictions as such restricted stock.

        3.2    Common Stock Awards.

        The Committee may issue awards under the Plan, payable in Common Stock, including, but not limited to awards of Common Stock equal to dividends declared on Common Stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Such Common Stock awards under the Plan shall relate to a specified maximum number of shares granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

        3.3    Performance Units.

        (a)    Grant of Units. The Committee may grant performance units under the Plan that include the right to acquire shares of Common Stock or Partnership equity interests exchangeable for Common Stock, along with related dividend or distributions rights, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

        (b)   Performance Units. Each performance unit under the Plan shall relate to a specified maximum number of shares of Common Stock or Partnership equity interests and shall be exchangeable, in whole or in part, for shares, Partnership equity interests exchangeable for shares of Common Stock, or cash (or such other form of consideration as may be determined by the Committee in its sole discretion equivalent in value thereto) in up to an amount equal to the fair market value of an equal number of unrestricted shares, at the end of a specified Performance Cycle on such terms as may be established by the Committee. The number of such shares or Partnership equity interests which may be deliverable pursuant to such performance unit shall be based upon the degree of attainment of Performance Goals over a Performance Cycle as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such Performance Cycle or achievement of the degree of attainment of the Performance Goals specified in connection with such performance unit, in the event of the participant's death, disability, or such other circumstances, to the extent permitted by Code section 162(m), as the Committee may determine in its sole discretion to be fair and equitable to the participant or in the interest of the Partnership and its Affiliates.

ARTICLE 4
GRANTS OF RESTRICTED STOCK TO ELIGIBLE DIRECTORS

        4.1    Grants to Eligible Directors.

        Effective May 11, 2006, each Eligible Director of the Company shall be granted restricted stock awards in accordance with this Article 4.

        4.2    Amount of Awards.

        Each person who serves as an Eligible Director shall receive the following awards of restricted stock:

        (a)    Initial Election. Each Eligible Director who is elected or appointed a director of the Company and who has not previously served as a director of the Company or its predecessors, shall be granted a restricted stock award on the first day of the first calendar month following the month in which such person first becomes an Eligible Director for that number of shares of stock having a value on such date of grant equal to $82,500.

        (b)   Reelection. As of the date of each annual meeting of the Company's stockholders (the "Annual Meeting"), each Eligible Director shall be granted a restricted stock award for that number of shares of stock having a value on such date of grant equal to $82,500 (the "Subsequent Awards"); provided, however, that if a person is elected, appointed or otherwise becomes an Eligible Director during a period 60 days prior to the Annual Meeting in any year, then such Eligible Director will receive no Subsequent Awards, and provided, further, that each Eligible Director receiving Subsequent Awards must continue to serve as a director of the Company after such Annual Meeting.

        (c)    Committee Chairs. Each Eligible Director who is serving as the chairperson of the Audit Committee of the Board of Directors as of the date of the Annual Meeting shall be granted a restricted stock award for that number of shares of stock having a value on such date of grant equal to $10,000. Each Eligible Director who is serving as the chairperson of any other standing committee of the Board of Directors as of the date of the Annual Meeting shall be granted a restricted stock award for that number of shares of stock having a value on such date of grant equal to $7,500.

        (d)   Lead Director. The Eligible Director who is serving as the Lead Director of the Board of Directors as of the date of the Annual Meeting shall be granted a restricted stock award for that number of shares of stock having a value on such date of grant equal to $12,500.

        (e)    Valuation. The number of shares of stock included in any award of restricted stock under this Article 4 shall be determined by dividing the cash value of such award by a number representing the 20 trading day average per share closing price of the Common Stock ending on the trading day immediately preceding the date of any such award.

        4.3    Terms of Restricted Stock Awards.

        (a)    Vesting. Unless the 5% exception provided for in Section 5.17 has been exceeded, each award of restricted stock under this Article 4 shall fully vest on the first anniversary of the date of grant of such award. Except as provided in Section 4.4, if an Eligible Director's service as a director terminates before all of his or her restricted stock awards have vested, any unvested portion of an award shall terminate and expire upon such termination of service. If the 5% exception provided for in Section 5.17 has been exceeded, the vesting period for subsequent grants shall increase to the third anniversary of the date of the grant. If an Eligible Director's service terminates by reason of death or disability or after an Eligible Director has served a minimum of five annual terms as director of the Company, its predecessors or successors, any unvested portion of a restricted stock award, may, upon determination of the Committee or the Board of Directors of the Company and subject to the limitations of Section 5.17, become fully vested without completion of the minimum period of service requirement.

        (b)   Grantee's Rights. A grantee may vote and receive dividends on the restricted stock awards granted hereunder. Any stock or other property paid as a dividend on, or in connection with a stock split of, a restricted stock award, shall be subject to the same restrictions that apply to such restricted stock award.

        (c)    Issuance of Shares. One or more certificates representing restricted stock awards shall be registered in the Eligible Director's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan. No shares of restricted stock may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such award has vested and only after the underlying shares of Common Stock have been delivered pursuant to Section 4.5 hereof.

        4.4    Change of Control.

        In the event of a Change of Control prior to the date a restricted stock award granted under this Article 4 fully vests, all shares of restricted stock not previously vested shall become immediately vested and deferred pursuant to Section 4.5. For this purpose, a "Change of Control" shall mean (i) a merger or consolidation of the Company with another corporation, whether or not the Company is the surviving corporation, where there is a change in the rights, preferences or control of outstanding shares of Common Stock by reason of such merger or consolidation, (ii) an acquisition of all or substantially all of the assets of the Company by another person, or (iii) a reorganization or liquidation of the Company.

        4.5    Deferred Delivery; Reinvestment of Dividends.

        Upon vesting, the delivery of the shares of Common Stock underlying any restricted stock awards shall be deferred in accordance with the terms of the Director Deferred Compensation Plan until an Eligible Director's service as a director of the Company terminates. During the deferral period, all cash dividends payable with respect to such shares of Common Stock shall be reinvested in shares of Common Stock pursuant to terms of the Company's Dividend Reinvestment Plan and delivery of any such shares shall also be deferred pursuant to the Director Deferred Compensation Plan.

ARTICLE 5
MISCELLANEOUS

        5.1.    Amendment of the Plan; Modification of Awards.

        (a)    Plan Amendments. The Partnership, by action of its General Partner, may, without approval of other partners in the Partnership, at any time and from time to time suspend, discontinue or amend the Plan in any respect whatsoever, except that no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the grantee of such award. Furthermore, the General Partner shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 1.6) required to be submitted for stockholder approval by law, regulation or applicable stock exchange requirements or that otherwise would: (i) increase the maximum number of shares of Common Stock that may be awarded in Section 1.5(a); (ii) extend the term of this Plan; or (iii) change the class of persons eligible to be participants. Any Plan amendment shall be obtained in such a manner and to such a degree as is required by applicable law or regulation.

        (b)   Award Modifications. With the consent of the grantee and subject to the terms and conditions of the Plan (including Section 5.1(a)), the Committee may amend outstanding Plan agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable but only in case of death, disability, retirement or as a result of a Change in Control and/or (ii) extend the scheduled termination or expiration date of the award; provided, however, that the Committee shall not enter into any amendments of outstanding agreements that would subject the grantee to gross income inclusion, interest, or additional tax pursuant to Code section 409A.

        5.2    Limitation on Exercise.

        No option or stock appreciation right shall be exercisable to the extent that such exercise will cause the Partnership or any Affiliate to pay any amount which would be nondeductible by the Partnership or such Affiliate by reason of Code section 162(m).

        5.3    Restrictions.

        (a)    Consent Requirements. If the Committee shall at any time determine in its sole discretion that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, if (i) the Committee may make any payment under the Plan in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent has been obtained.

        (b)   Consent Defined. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Partnership or any Affiliate.

        5.4    Nontransferability.

        Except as expressly authorized by the Committee in the Plan agreement, no award granted to any grantee under the Plan shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution and during the lifetime of the grantee, all rights with respect to any option or stock appreciation right granted to the grantee under the Plan shall be exercisable only by the grantee.

        5.5    Withholding Taxes.

        (a)    Whenever under the Plan shares of Common Stock are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan (whether upon the exercise of stock appreciation right or otherwise), the Partnership may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

        (b)   Without limiting the generality of the foregoing, (i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may determine in its sole discretion) having a fair market value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act; and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised) having a fair market value (determined as of the date of such exercise).

        5.6    Adjustments Upon Changes in Capitalization.

        If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued pursuant to awards under the Plan, the number of shares of Common Stock subject to awards, the option exercise price and appreciation base of options and stock appreciation rights theretofore granted under the Plan, and the amount payable by a grantee in respect of an award, shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Common Stock effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated and provided further, that each incentive stock option granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code section 422. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

        5.7    Right of Discharge Reserved.

        Nothing in the Plan or in any Plan agreement shall confer upon any person the right to continue in the service of the Partnership or any Affiliate or affect any right which the Partnership or any Affiliate may have to terminate the service of such person.

        5.8    No Rights as a Stockholder.

        No grantee or other person shall have any of the rights of a stockholder of the Company with respect to shares subject to an award until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 5.6, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. In the case of a grantee of an award which has not yet vested, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

        5.9    Nature of Payments.

        (a)    Any and all awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Partnership or its Affiliates by the grantee.

        (b)   No such awards and payments shall be considered special incentive payments to the grantee or, unless otherwise determined by the Committee, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Partnership or any Affiliate or (ii) any agreement between the Partnership or any Affiliate and the grantee.

        (c)    By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercise or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written contract with the grantee, whether any such contract is executed before or after the grant date of the award.

        5.10    Non-Uniform Determinations.

        The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, (c) the exercise by the Committee of its discretion in respect of the exercise of stock appreciation rights pursuant to the terms of the Plan, and (d) the treatment of leaves of absence pursuant to Section 2.7(c).

        5.11    Other Payments or Awards.

        Nothing contained in the Plan shall be deemed in any way to limit or restrict the Partnership, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

        5.12    Reorganization.

        (a)    In the event that the Company is merged or consolidated with another corporation and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of Common Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board of Directors of the Company (the "Board") shall propose that the Company enter into a Reorganization Event, then the Committee may in its sole discretion, by written notice to a grantee, provide that his options and stock appreciation rights will be terminated unless exercised within 30 days (or such longer period as the committee shall determine in its sole discretion) after the date of such notice; provided that if the Committee takes such action the Committee also shall accelerate the dates upon which all outstanding options and stock appreciation rights of such grantee shall be exercisable. The Committee also may in its sole discretion by written notice to a grantee provide that all or some of the restrictions on any of his awards may lapse in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

        (b)   Whenever deemed appropriate by the Committee, the actions referred to in Section 5.12(a) may be made conditional upon the consummation of the applicable Reorganization Event.

        5.13    Section Headings.

        The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

        5.14    Term of Plan.

        This Plan shall terminate on December 31, 2013, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan agreement.

        5.15    Governing Law.

        THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

        5.16    Repricing of Options.

        Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

        5.17    Exception to Certain Limitations

        Notwithstanding the limitations contained in the proviso to the second sentence of Section 3.1(a) concerning minimum periods of service for vesting or minimum periods for Performance Cycles and the provisions of Section 4.3(a) which permit the Company or the Board to reduce the three-year vesting period if grantee dies or becomes disabled, restricted stock awards may be made with vesting periods based on service periods of less than thirty-six consecutive months or Performance Cycles of less than twelve consecutive months as long as the aggregate number of shares subject to such shorter periods does not exceed five percent of the maximum number of shares set forth in Section 1.5(a).

        5.18    Code Section 409A.

        (a)    If as of the date his employment terminates, a grantee is a "key employee" within the meaning of Code section 416(i), without regard to paragraph 416(i)(5) thereof, and if the Company has stock that is publicly traded on an established securities market or otherwise, any deferred compensation payments otherwise payable under this Plan because of his termination of service (for reasons other than death or disability) will be suspended until, and will be paid to the grantee on, the first day of the seventh month following the month in which the grantee's last day of employment occurs. For purposes of this Plan, "deferred compensation" means compensation provided under a nonqualified deferred compensation plan as defined in, and subject to, Code section 409A.

        (b)   The Plan and any Plan agreements shall be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code section 409A and its interpretive regulations and other regulatory guidance. To the extent that any terms of the Plan or a Plan agreement would subject the grantee to gross income inclusion, interest, or additional tax pursuant to Code section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy, the applicable Code section 409A standards.

Printed on recycled paper

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 8, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice of Annual Meeting and Proxy Statement / Annual Report

To view this material, have the 12-digit Control #(s) (located on the following page) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before April 24, 2008.

To request material:      Internet: www.proxyvote.com       Telephone: 1-800-579-1639       **Email: sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line.

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

SIMON PROPERTY GROUP, INC. ATTN: INVESTOR RELATIONS DEPARTMENT 225 WEST WASHINGTON STREET INDIANAPOLIS, IN 46204	SIMON PROPERTY GROUP, INC.

Vote In Person

Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

R1SIM1

Meeting Location

The Annual Meeting for holders as of March 7, 2008

is to be held on May 8, 2008 at 10:00 AM ET

at:	The Westin Indianapolis
50 South Capitol Avenue
Indianapolis, Indiana 46204

Directions to The Westin Indianapolis can be
obtained by calling 317-262-8100 or visiting
the hotel’s website at www.westin.com/
indianapolis and clicking on “map”.

R1SIM2

Voting items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3 AND “AGAINST” ITEM 4.

1.	ELECTION OF DIRECTORS
Nominees:

01) Birch Bayh
02) Melvyn E. Bergstein
03) Linda Walker Bynoe
04) Karen N. Horn
05) Reuben S. Leibowitz
06) J. Albert Smith, Jr.
07) Pieter S. van den Berg

2. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2008.

3. To approve the amended Simon Property Group, L.P. 1998 Stock Incentive Plan.

4. The stockholder proposal to adopt a “pay for superior performance principle (sic).”

5. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

R1SIM3

R1SIM4

SIMON PROPERTY GROUP, INC. ATTN: INVESTOR RELATIONS DEPARTMENT 225 WEST WASHINGTON STREET INDIANAPOLIS, IN 46204	Admission Ticket

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Simon Property Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Simon Property Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: SIMON1 KEEP THIS PORTION FOR YOUR RECORDS
----------------------------------------------------------------------------------------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIMON PROPERTY GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” ITEMS 1, 2 AND 3 AND “AGAINST” ITEM 4.

Vote On Directors 1. ELECTION OF DIRECTORS			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:
	01) Birch Bayh	05)	Reuben S. Leibowitz
	02) Melvyn E. Bergstein	06)	J. Albert Smith, Jr.
	03) Linda Walker Bynoe	07)	Pieter S. van den Berg
04) Karen N. Horn

Vote On Proposals						For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2008.					☐	☐	☐

3.	To approve the amended Simon Property Group, L.P. 1998 Stock Incentive Plan.					☐	☐	☐

4.	The stockholder proposal to adopt a “pay for superior performance principle (sic).”					☐	☐	☐

5.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Items 1, 2 and 3 and AGAINST Item 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)			Date

Simon Property Group, Inc.
Annual Meeting of Stockholders

Location - The Westin Indianapolis, 50 S. Capitol Avenue, Indianapolis, IN 46204

Date - Thursday, May 8, 2008

Time - Registration and Seating Available at 9:00 a.m. Eastern Time

Meeting Begins at 10:00 a.m. Eastern Time

Admission Ticket

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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SIMON PROPERTY GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
MAY 8, 2008

The stockholder hereby appoints Herbert Simon and David Simon, or either of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Simon Property Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on May 8, 2008, at THE WESTIN INDIANAPOLIS, INDIANAPOLIS, INDIANA, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR ITEMS 2 AND 3 AND AGAINST ITEM 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address
Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
PRINCIPAL STOCKHOLDERS
CORPORATE GOVERNANCE MATTERS
TRANSACTIONS WITH RELATED PERSONS
MEETINGS AND COMMITTEES OF THE BOARD
ITEM 1—ELECTION OF DIRECTORS
ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
ITEM 3—APPROVAL OF AMENDMENTS TO 1998 STOCK INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
ITEM 4—STOCKHOLDER PROPOSAL
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
SUPPLEMENTAL TABLE
GRANTS OF PLAN-BASED AWARDS IN 2007
OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED IN 2007
NONQUALIFIED DEFERRED COMPENSATION IN 2007
ESTIMATED POST-EMPLOYMENT PAYMENTS UNDER ALTERNATIVE TERMINATION SCENARIOS
DIRECTOR COMPENSATION
ANNUAL REPORT
STOCKHOLDER PROPOSALS AT 2009 ANNUAL MEETING
INCORPORATION BY REFERENCE
  Appendix A
  Appendix B